                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                               KELLWOOD COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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                              [KELLWOOD logo]



                                    2005

                               PROXY STATEMENT



                              KELLWOOD COMPANY
           600 KELLWOOD PARKWAY, ST. LOUIS COUNTY, MISSOURI 63017


                            2005 PROXY STATEMENT
                                     AND
                   NOTICE OF ANNUAL MEETING OF SHAREOWNERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners of Kellwood Company, a Delaware corporation (hereinafter referred to as "Kellwood"), will be held at 600 Kellwood Parkway, St. Louis County, Missouri 63017, on Thursday, June 2, 2005, at 9 a.m. for the following purposes:

      1. To elect six members to the Board of Directors to hold office until their successors are duly elected and qualified;

      2. To approve the Long-Term Incentive Plan of 2005;

      3. To approve the 2005 Stock Plan for Non-Employee Directors;

      4. To consider and vote on a shareowner-proposed resolution set forth in the Proxy Statement; and

      5. To transact such other business as may properly come before the meeting, and any adjournments thereof.

         The Board of Directors has fixed the close of business on April 4, 2005 as the record date for determining shareowners entitled to notice of the Annual Meeting and to vote in person or by proxy.

         The Proxy Statement follows this Notice of Annual Meeting. Also accompanying this Notice of Annual Meeting are a Proxy and Kellwood's Annual Report for the fiscal year ended January 29, 2005.

                     By Order of the Board of Directors

                     /s/ Thomas H. Pollihan

                     Thomas H. Pollihan
                     Senior Vice President, Secretary and General Counsel

St. Louis, Missouri
April 22, 2005



                              TABLE OF CONTENTS

Notice of Annual Meeting of Shareowners......................................1

General Information..........................................................3

   Security Ownership of Certain Beneficial Owners...........................4

Election of Directors (Proxy Item No. 1).....................................5

Compensation of Directors....................................................7

Corporate Governance, Board of Directors and Committees......................9

Report of the Audit Committee...............................................14

Report of the Compensation Committee on Executive Compensation..............15

Certain Relationships and Related Transactions..............................20

Compensation of Executive Officers..........................................21

Performance Graph...........................................................23

Management Ownership of Kellwood Stock......................................24

Approval of the Kellwood Company Long-Term Incentive Plan of 2005
 (Proxy Item No. 2).........................................................25

Approval of the Kellwood Company 2005 Stock Plan for Non-Employee
  Directors (Proxy Item No. 3)..............................................30

Equity Compensation Plan Information........................................34

Shareowner Proposed Resolution (Proxy Item No. 4)...........................34

   Shareowner Proposals.....................................................36

Independent Registered Public Accounting Firm...............................36

   Appendix A: Long-Term Incentive Plan of 2005.............................38

   Appendix B: 2005 Stock Plan for Non-Employee Directors...................46

   Appendix C: Audit Committee Charter, as Amended..........................50


                                     2


                            600 KELLWOOD PARKWAY
                      ST. LOUIS COUNTY, MISSOURI 63017

                               PROXY STATEMENT
                ANNUAL MEETING OF SHAREOWNERS - JUNE 2, 2005

                             GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Kellwood Company (hereinafter referred to as "Kellwood" or "Company"), a Delaware corporation, for the Annual Meeting of Shareowners to be held on June 2, 2005. Only shareowners of record at the close of business on April 4, 2005 are entitled to notice of, and to vote in person or by proxy at, the meeting. At the close of business on April 4, 2005 (the "record date"), Kellwood Company had 27,793,702 shares outstanding.

         This Proxy Statement and accompanying proxy are being mailed on or about April 22, 2005. The Kellwood Company Annual Report to Shareowners for the fiscal year ended January 29, 2005 accompanies this Proxy Statement.

         The expense of soliciting proxies for the meeting will be paid for by Kellwood. Those costs include preparing, assembling and mailing the notice, proxy, and Proxy Statement, as well as the reasonable fees of brokers, nominees, and fiduciaries in supplying proxies to beneficial owners. The solicitation will be made by the use of the mails, through brokers and banking institutions, and by officers and regular employees of Kellwood. In addition, Kellwood has engaged Morrow & Co., Inc., a firm specializing in solicitation of proxies, to assist in the solicitation for an estimated fee of $6,000, plus reimbursement for out-of-pocket expenses.

VOTING PROCEDURES

         As a shareowner, you are entitled to one vote per share owned on the record date and, with respect to the election of Directors, you have the right to cumulative voting. Under cumulative voting, you are entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number of shares you own; you may cast all of your votes for one nominee or distribute them in any manner you choose among any number of nominees.

         If you sign and return the accompanying proxy in time, your vote will be recorded in accordance with the specifications on the proxy card. The people named in the proxy will vote to elect the largest number of the nominees for Director, unless you specify otherwise. If no one else is nominated for election to the Board, votes represented by a properly executed proxy will be distributed in approximately equal numbers among the nominees set forth below. If allocation is necessary, the individuals named in the proxy will use their discretion in making the allocation among nominees. If you do not want your vote distributed in approximately equal numbers among the nominees, or if you do not want to grant the people named in the proxy discretion to allocate, mark your proxy to indicate how you wish to have your vote distributed.

         The persons named as proxies reserve the right not to vote and to return to a shareowner any proxy in which the authority to vote shares represented thereby is made subject to any condition or conditions by such shareowner other than as expressly provided for in the accompanying proxy.

                                     3



         With respect to the election of Directors (Proxy Item No. 1), the six nominees receiving the most votes at the meeting, present in person or by proxy, will be elected. Those proxies containing instructions to "Withhold Authority" to vote shares for one or all of the nominees will be counted for the purpose of determining a quorum to transact business, but not entitled to vote for the nominee(s) for which voting authority is being withheld. With respect to Proxy Items Nos. 2, 3 and 4, abstentions will be counted in determining voting results (and will have the same effect as a vote against any such proposal), but broker "non-votes" will not be counted nor will they affect the determination of the outcome of the vote on any other proposal to be decided at the meeting.

         Kellwood's management knows of no matter to be brought before the meeting other than those referred to in the foregoing Notice of Annual Meeting of Shareowners. However, if any other matters properly come before the meeting, the proxies that are signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy. Even if you sign and return your proxy, you may revoke it at any time before the voting either by attending the meeting or by delivering a signed written notice of revocation to the Secretary of Kellwood Company before the meeting begins.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The table listed below contains information concerning each shareowner that is known by Kellwood to be the beneficial owner of more than 5 percent of Kellwood's common stock. To the best of our knowledge, no other persons are beneficial owners of 5 percent or more of Kellwood shares. The information provided below is based solely upon information contained in
Schedule 13G filings by the shareowners specified below.

                                                                     NUMBER OF SHARES
                                                                     ----------------
        NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIALLY OWNED          PERCENT OF CLASS
        ------------------------------------                        ------------------          ----------------

Artisan Partners Limited Partnership                                     3,258,084                   11.80%
875 East Wisconsin Ave., Suite 800
Milwaukee, WI 53202

RS Investment Management Co. LLC                                         1,955,300                    7.10%
388 Market St.
San Francisco, CA 94111

Dimensional Fund Advisors Inc.                                           1,936,971                    7.00%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401

Elm Ridge Capital Management, LLC                                        1,433,400                    5.18%
747 Third Ave., 33rd Floor
New York, NY  10017

Barclays Global Fund Advisors and affiliated entities                    1,422,014                    5.10%
45 Fremont St.
San Francisco, CA 94105

                                     4


                            ELECTION OF DIRECTORS
                             (PROXY ITEM NO. 1)

         The Kellwood Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three nor more than 15 Directors, with the number of Directors to be fixed by the Board, and that the Board shall be divided into two classes, with one class being elected each year for a two-year term. In keeping with the Company's stated intention to appoint two new independent directors, on July 7, 2004, the Board elected Robert J. Baer and Harvey A. Weinberg to serve as Directors commencing August 1, 2004 and until the next Annual Shareowners Meeting. On August 26, 2004, Director Martin J. Granoff resigned for personal reasons and the Board fixed the number of directors at nine as of August 27, 2004.

         As a result of these changes, the two classes of Directors need to be rebalanced. Ms. Page, whose term expires this year, has agreed to serve for a term of just one year until the 2006 Annual Meeting of Shareowners, when she will stand for re-election. The other five Directors standing for election this year, if elected, will serve for two years, or until the 2007 Annual Meeting of Shareowners, and until their respective successors shall have been elected and qualified. The persons named in the accompanying proxy have indicated that they intend to vote for the election of the largest number of nominees set forth below which they can elect under cumulative voting. For a discussion of cumulative voting, see "Voting Procedures" above.

         If any of the following nominees is not available to serve as a Director at the time of election, proxies may be voted for a substitute nominee as well as for the remaining nominees named below. However, Kellwood's management has no reason to anticipate that any nominees will be unavailable.

                  NOMINEES FOR ELECTION TO SERVE UNTIL 2007

ROBERT J. BAER, AGE 67

         Director of Kellwood since August 2004. Chairman of the St. Louis Metropolitan Sewer District since March 2003. President Emeritus of UniGroup, Inc. (parent of household goods transportation companies United Van Lines, LLC and Mayflower Transit, LLC) since 2002. Previous positions with UniGroup, Inc. included President and Chief Operating Officer from 1987 through 2002. Director of U.S. Bank St. Louis since 1997. Director of Stifel Financial Corp. since 2002. Director of Vanliner Insurance Company, Inc. since 2003.

         Member:    Corporate Governance Committee

KITTY G. DICKERSON, PH.D., AGE 65

         Director of Kellwood since 1991. Professor and Chair of the Department of Textile and Apparel Management, University of Missouri, Columbia, since 1986. Author, Prentice-Hall. President of International Textile and Apparel Association, 1990-1991.

         Member:    Audit and Corporate Governance Committees

                                     5


JERRY M. HUNTER, AGE 52

         Director of Kellwood since 1994. Partner at Bryan Cave (law firm) since 1993. General Counsel, National Labor Relations Board, Washington, D.C., from 1989 to 1993.

         Member:    Corporate Governance and Executive Committees

LARRY R. KATZEN, AGE 59

         Director of Kellwood since 2003. Business entrepreneur since 2002. Managing Partner, Great Plains Region, Arthur Andersen, 1998-2002. Managing Partner, St. Louis office, Arthur Andersen, 1993-2002. Partner, Arthur Andersen, 1978-2002.

         Member:    Audit, Compensation and Executive Committees

HARVEY A. WEINBERG, AGE 67

         Director of Kellwood since August 2004. Private investor and consultant since 1994. Positions with Hartmarx Corporation (manufacturer and marketer of apparel) included Chief Executive Officer from 1987 through 1992, Chairman of the Board from 1990 to 1992, and Vice Chairman from 1987 to 1990. Director of Syms Corp (apparel retailer) since 1992. Director of R.G. Barry Corp. (slipper manufacturer) since 2001. Trustee of Glimcher Realty Trust (real estate investment trust) from 1997 through 2004. Director of Maurice Corp. (private retail clothing chain) from 1994 to 1997.

         Member:    Audit Committee

                  NOMINEE FOR ELECTION TO SERVE UNTIL 2006

JANICE E. PAGE, AGE 56

         Director of Kellwood since 2000. Group Vice President of Sears, Roebuck & Company from 1992 through 1997. Trustee of Glimcher Realty Trust from 2001 until 2004. Director of R.G. Barry (slipper manufacturer) since 2000. Director of American Eagle Outfitters Inc. since June 2004.

         Member:    Compensation, Corporate Governance and Executive Committees

                  DIRECTORS CONTINUING TO SERVE UNTIL 2006

MARTIN BLOOM, AGE 72

         Director of Kellwood since 2000. Chairman of MBI Associates (international consulting) since 1997. Mr. Bloom previously held various positions with The May Department Stores Company, ultimately serving from 1985 to 1996 as President and Chief Executive Officer of the international division.

         Member:    Audit and Compensation Committees

                                     6


ROBERT C. SKINNER, JR., AGE 51

         Director of Kellwood since June 2004. President and Chief Operating Officer of Kellwood since December 2003. Kellwood's Vice President from 2002 to 2003. President of Kellwood Menswear from 2000 until 2003. Corporate Group Vice President of Oxford Industries from 1998 to 2000. President of Oxford Shirt Group, Oxford Industries, from 1987 to 2000.

HAL J. UPBIN, AGE 66

         Director of Kellwood since 1995. Kellwood's Chairman of the Board since 1999, Chief Executive Officer since 1997, and President from 1994 through December 2003. Chief Operating Officer of Kellwood from 1994 through 1997. Executive Vice President Corporate Development from 1992 until 1994. Vice President Corporate Development from 1990 to 1992. President of American Recreation Products, Inc. from 1988 to 1992, and Director since 1991. American Recreation Products, Inc. is a wholly owned subsidiary of Kellwood Company. Director of First Banks, Inc. since 2001. Director of Brown Shoe Company, Inc. since February 2004.

         Member:    Executive Committee

                          COMPENSATION OF DIRECTORS

         Directors who are Kellwood employees receive no payment for their services as a Director.

CURRENT NON-EMPLOYEE DIRECTORS' COMPENSATION PROGRAM

         Directors who are not Kellwood employees are paid an annual cash retainer of $45,000, plus $1,500 for each formal Board Meeting and $1,000 for each informal Board Meeting attended. Informal Board Meetings are scheduled on the day before the formal Board Meeting. These meetings allow for greater interaction and discussion among Directors on significant Company issues. A portion or all of these meetings have been conducted as executive sessions without management. Additionally, non-employee Directors are paid annual committee membership fees in the amount of $10,000 for each committee on which the Director is a member, other than the Executive Committee. Committee chairs are paid an additional annual cash retainer ($10,000 for the Audit Committee; $7,500 for each of the Corporate Governance and Compensation Committees). Committee chairs are paid $1,000 for each committee meeting attended, and other committee members receive $1,000 per committee meeting attended in person and $750 if attended by telephone. Directors are reimbursed for expenses incurred in attending meetings.

         Under the terms of the Non-Employee Directors' Compensation Program (and subject to the terms of the 1995 Stock Option Plan for Non-Employee Directors as amended and approved by shareowners on May 30, 2002), non-employee Directors receive the following additional equity compensation:

         STOCK OPTIONS: Non-employee Directors are annually granted a 10-year option to purchase 2,000 shares of Kellwood's common stock. The options are granted on the first business day after the Annual Meeting of Shareowners at which the person was first elected or continued as a non-employee Director. These options become exercisable one year after the date of option grant, and the exercise price for each share granted to a non-employee Director is 100 percent of the fair market value of the shares subject to option on the date of the option grant. The exercise price may be paid by check or by the delivery of shares of common stock then owned by the participant.

                                     7


         STOCK AWARDS: Non-employee Directors are annually granted 100 shares of Kellwood's common stock. The grant is made on the first business day after the Annual Meeting of Shareowners.

PROPOSED NEW NON-EMPLOYEE DIRECTORS' COMPENSATION PROGRAM

         The new Non-Employee Directors' Compensation Program (the "New Program"), effective May 1, 2005, is contingent on shareowner approval of the 2005 Stock Plan for Non-Employee Directors (the "Stock Plan"). The Board of Directors adopted both the New Program and the Stock Plan on the advice and recommendation of the Compensation Committee. You are being asked to approve the Stock Plan. Please read Proxy Item No. 3 (pages 30-33) and Appendix B (pages 46-49).

         The New Program increases equity compensation and decreases cash compensation in order to better align Director interests with those of the shareowners. Under the terms of the New Program, Directors who are not Kellwood employees will be paid an annual cash retainer of $35,000, plus $1,500 for each formal Board Meeting and $1,000 for each informal Board Meeting attended. Committee chairs will be paid an additional annual cash retainer ($10,000 for the Audit Committee; $7,500 for each of the Corporate Governance and Compensation Committees). Further, committee chairs will be paid $1,000 for each committee meeting attended, and other committee members will receive $1,000 per committee meeting attended in person and $750 if attended by telephone. Directors are reimbursed for expenses incurred in attending meetings.

         Under the terms of the New Program and subject to the terms of the Stock Plan, non-employee Directors will receive the following additional equity compensation:

         STOCK AWARDS: Non-employee Directors will receive an annual grant of Kellwood common stock with a fair market value of $45,000 on the date of grant, plus an additional grant of Kellwood common stock with a fair market value of $10,000 for each committee, other than the Executive Committee, of which the Director is a member. These grants will be made on the first business day after the Annual Meeting of Shareowners and the number of shares granted will be determined by the fair market value of the share price on the date of grant.

ADDITIONAL DIRECTOR POLICIES AND BENEFITS

         The Corporate Governance Committee recommended and the Board of Directors adopted in 2001 a requirement that each Director own a minimum number of shares of Kellwood stock. This is to underscore the importance of better aligning the interests of the Directors with those of Kellwood's shareowners. Ownership targets are tied to the amount of the annual retainer paid to non-employee Directors. Each new Director must own at least the number of Kellwood shares equivalent in value to one times the annual retainer fee within one year of joining the Board and at least the number of shares equivalent in value to three times the annual retainer fee within four years of joining the Board. Directors serving when the policy was adopted were required to meet similar ownership requirements by January 31, 2002 and January 31, 2006, respectively. The shares must be actually owned and not just subject to an option to purchase. Stock acquired as a grant or from the actual exercise of stock options will be included. All Directors are in compliance.

                                     8


         Each non-employee Director is allowed to participate in the Kellwood Foundation Matching Gift Program for gifts to colleges and universities and in the Deferred Compensation Plan for Non-Employee Directors. This Plan allows Non-Employee Directors to voluntarily defer all or a percentage of their Director fees until January 31 of the year following their separation from Kellwood. Kellwood credits the deferred amount to a separate bookkeeping account (the "Account") maintained in the name of the Director. The Account is increased monthly by an amount equal to one-twelfth of the sum of 1 percent plus the prime rate as of December 1st of the prior year. The interest rate to be applied to accounts in calendar year 2005 is 6.0 percent. In addition, each non-employee Director is included as an insured, pursuant to the travel accident insurance carried by the Company, which covers the Director from the time of departing for attendance at any meeting until his or her return after the meeting.

           CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of Kellwood. Written Corporate Governance Principles were formally adopted in 2000, revised in 2002 and again in March 2004. The full text of the Corporate Governance Principles is available on Kellwood's website, www.kellwood.com/corporate/governance.asp. The Board meets regularly four times per year and holds special meetings as required. The Board met six times in fiscal year 2004. The Board also acted by unanimous written consent on one occasion.

         Each Director spends considerable time preparing for and attending Board and Committee meetings. Kellwood Company Corporate Governance Principles state that each Director is expected to attend all Board meetings and the Annual Meeting of Shareowners. All current directors attended the Annual Meeting of Shareowners as well as 100 percent of the Board and assigned Committee meetings during the most recent fiscal year.

DIRECTOR INDEPENDENCE

         The New York Stock Exchange requires that the Board of Directors be composed of a majority of independent Directors. Kellwood's Corporate Governance Principles further require that the Board of Directors be composed of a substantial majority of independent Directors. The Board has affirmatively determined that seven of the nine current Directors are independent. They are: R.J. Baer, M. Bloom, K.G. Dickerson, J.M. Hunter, L.R. Katzen, J.E. Page and H.A. Weinberg. The Board has established the following categorical standards to assist it in making determinations of Director independence:

         A Director will be considered independent if:

         o The Director has not been an employee of Kellwood for at least three years and no immediate family member of the Director has been employed as an executive officer of Kellwood for at least three years;

         o The Director and the Director's immediate family members have not received more than $100,000 per year in direct compensation from Kellwood during each of the last three years. Director and committee fees as well as pension and other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service, shall not be included in the $100,000 limitation;

         o Within the last three years the Director has not been affiliated with or employed by, and the Director's immediate family members have not been affiliated with or employed in a professional capacity by, the present or former internal or external auditor of Kellwood;

                                     9


         o Within the last three years neither the Director nor any of the Director's immediate family members have been employed as an executive officer of another company where any of Kellwood's present executive officers serve on the compensation (or equivalent) committee of that other company;

         o Within the last three years, the Director has not been an executive officer or an employee, and the Director's immediate family members have not been an executive officer of, a company that made payments to or received payments from Kellwood for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000, or 2 percent of such other company's consolidated gross revenues; and

         o The Director's independence will not be considered to be impaired if the Director or the Director's immediate family members are an employee, officer, Director or trustee of a charitable organization, foundation, university, or other non-profit organization to which Kellwood's direct or indirect (through its foundation) discretionary charitable contributions to the organization are less than the greater of 2 percent of that organization's total annual charitable contributions or $200,000.

         In making a determination regarding Director independence, the Board considers all relevant facts and circumstances, including the Director's commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time. The Board will assess the materiality of a Director's relationship with Kellwood by considering the issue from the standpoint of the Director and from that of any person or organization with which the Director has an affiliation.

         An "immediate family member" includes a spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone who shares such person's home.

BOARD COMMITTEES

         The Kellwood Corporate Governance Principles require, and the Board of Directors has established, an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance Committee (which also has traditional nominating committee responsibilities). With the exception of the Executive Committee, which H.J. Upbin chairs, each committee is composed of only independent Directors.

         The Executive Committee, between Board meetings, has all the authority of the Board of Directors in the management of the business affairs of Kellwood (except for action relating to dividends and certain fundamental corporate changes). The full text of the Executive Committee charter is available on our website, www.kellwood.com/corporate/governance.asp. The Executive Committee met once in fiscal year 2004 and acted by unanimous written consent on one occasion. The Executive Committee is composed of the Chief Executive Officer and the Chairs of each of the other committees. The members of the Committee are H.J. Upbin, Chair; J.M. Hunter; L.R. Katzen and J.E. Page.

         The Audit Committee's responsibilities are described under "Report of the Audit Committee" below. The Audit Committee met nine times during fiscal year 2004. The Board of Directors formally adopted a written charter for the Audit Committee in 1982. The charter has undergone numerous revisions, the most recent of which was adopted in June 2004. The full text of this charter is set out in Appendix C and is also available on our website at www.kellwood.com/corporate/governance.asp. Members of the Committee are L.R. Katzen, Chair; M. Bloom; K.G. Dickerson and H.A. Weinberg. All members of the Audit Committee are independent Directors, and the Board, in its business judgment, has

                                     10


affirmatively determined that all of the Audit Committee members meet the independence and financial literacy requirements of the New York Stock Exchange and the standards of Kellwood's Corporate Governance Principles, as those standards apply to audit committees. The Board, in its business judgment, has affirmatively determined that Mr. Katzen meets the Securities and Exchange Commission ("SEC") definition of audit committee financial expert and has designated him as such.

         The Compensation Committee's responsibilities are described under "Report of the Compensation Committee on Executive Compensation" below. The Compensation Committee met 10 times during fiscal year 2004. The Board of Directors formally adopted the written charter of the Compensation Committee in 2002. The charter has since been revised and amended, most recently in March 2004. The full text is available on our website at www.kellwood.com/corporate/governance.asp. Members of the Committee are J.E. Page, Chair; M. Bloom and L.R. Katzen. The Board, in its business judgment, has affirmatively determined that all members of the Compensation Committee meet the independence standards of the New York Stock Exchange as well as the standards of Kellwood's Corporate Governance Principles, as those standards apply to compensation committees.

         The Corporate Governance Committee's responsibilities include recommending Director nominees to the Board; evaluating Board procedures and the performance of the Board and its members; and reviewing developments in the governance of publicly held companies as they may affect Kellwood. The Committee met four times during fiscal year 2004. The Board of Directors formally adopted the written charter of the Corporate Governance Committee in 2001. The charter has since been revised and amended, most recently in March 2004. The full text of this charter is available on Kellwood's website at www.kellwood.com/corporate/governance.asp. Members of the Committee are J.M. Hunter, Chair; R.J. Baer, K.G. Dickerson and J.E. Page. The Board, in its business judgment, has affirmatively determined that all members of the Corporate Governance Committee meet the independence standards of the New York Stock Exchange as well as the standards of Kellwood's Corporate Governance Principles, as those standards apply to corporate governance committees.

         Kellwood's Corporate Governance Principles require that non-management Directors meet at regularly scheduled executive sessions without management. These executive sessions are scheduled and held in conjunction with regularly scheduled Board meetings. The Corporate Governance Principles further require that if the non-management group of Directors includes any Director who is not independent, Kellwood shall schedule, at least once a year, an executive session to include only independent Directors. All of the non-management directors are considered independent. The Board of Directors designated the Chair of the Corporate Governance Committee to serve as the Presiding Director at these executive sessions.

THE BOARD NOMINATING PROCESS

         Kellwood's Corporate Governance Committee performs all of the functions of a nominating committee and is responsible for Kellwood's nominating process. The Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified Director candidates to the Board. The Committee's nomination responsibility includes new Directors, incumbent Directors as well as candidates to fill a vacancy between Annual Shareowner Meetings. Since the last Annual Meeting, one non-independent director resigned for personal reasons and two new directors were nominated and appointed to the Board. The new directors, R.J. Baer and H.A. Weinberg, both were affirmatively determined by the Board to be independent and both are standing for election at the Annual Meeting.

                                     11

         The Committee will determine from time to time whether the Board has any special needs or requirements, including the need for additional independent Directors, financial expertise, industry expertise, or other specific knowledge or skills. The Committee will consider candidates recommended by Directors, management, shareowners, third party search firms, or any other valid or reliable source. Candidates recommended from any valid or reliable source will be equally evaluated and considered. The Committee strives to identify and recruit the most qualified candidates, without regard to race, sex, religion, color, national origin, age, disability, citizenship status, or any other factor protected by law.

         Shareowners who wish to recommend candidates must provide the following information in writing to the Secretary of the Company:

         o The shareowner's name, number of shares owned, and the date those shares were purchased;

         o The candidate's name, age, business address, residence address, and number of shares beneficially owned;

         o A resume of the candidate describing, among other things, principal occupation and employment history, other directorships held, material outside commitments, and the names of all other business entities of which the candidate owns a 10 percent beneficial interest;

         o A statement from the candidate describing the reasons for seeking election to the Board of Directors;

         o The candidate's written consent to a complete and thorough background check and investigation;

         o The candidate's written consent to stand for election if nominated by the Board and to serve if elected by the shareowners; and

         o Any other information that may assist the Committee in evaluating the candidate or that the Committee may request.

         The recommendation must be sent by certified or registered mail and received within the time period specified in Kellwood's By-Laws in order for the candidate to be considered for inclusion in the next slate of Director nominees recommended by the Committee to the full Board. The Secretary will forward recommendations promptly to the Committee Chair.

         The Committee will compile a complete list of candidates recommended from any valid source and evaluate each candidate. Each candidate will be evaluated in comparison to the Board's minimum Director qualifications including: the highest standards of morality, ethics and integrity; a successful career in a related field or expertise requested by the Board;
the ability to serve at least five years before retirement; and the ability to commit the appropriate time to Board and committee meetings. Each candidate will be further evaluated in the context of the current composition of the Board, the needs of the Board, and the long-term interests of the shareowners. Following an initial review of each candidate, the Committee will select those candidates it desires to interview. One or more members of the Committee will interview the candidate. Additional interviews may be arranged between the candidate and the Chairman, CEO and/or other members of the Board or management. Following the interviews and after receiving and evaluating feedback, the Committee will vote on which candidates will be recommended to the full Board. Each year, the Committee will recommend to the full Board a slate of Director nominees to be named in Kellwood's proxy statement and proxy card.

                                     12


SHAREOWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Shareowners may send communications to board members by (1) e-mailing the Presiding Director at PresidingDirector@Kellwood.com; (2) writing to the Presiding Director at Kellwood Company, Presiding Director, 600 Kellwood Parkway, Chesterfield, MO 63017; (3) calling the Kellwood Hotline at 800-486-2241; or (4) e-mailing any Director at the Directors' personal e-mail addresses listed on Kellwood's website. All communications received at the Presiding Director e-mail address will automatically go to the Presiding Director at an e-mail address provided by the then current Presiding Director. Communications received via regular mail or the Hotline will be delivered to the General Counsel. The General Counsel will make a copy of the communication and immediately forward it to the Presiding Director. The Presiding Director will send a written response to the interested party or shareowner within 30 days of receiving such communication. Any concerns related to accounting, internal controls or auditing matters will be immediately brought to the attention of the Audit Committee Chair. The Presiding Director has requested that items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, sales solicitations, resumes, and job inquiries not be forwarded by the General Counsel; these items will not be responded to.

KELLWOOD CODES, POLICIES, AND BOARD COMMITTEE CHARTERS AVAILABLE ON KELLWOOD'S WEBSITE

         Kellwood has a formal written Business Ethics and Compliance Policy that applies to all Kellwood associates, including directors, officers, and employees. During fiscal 2004, the Corporate Governance Committee determined it was appropriate for Kellwood to adopt a code of ethics specifically for the directors. As such, a Director Code of Business Conduct and Ethics was adopted. These policies are available on our website at www.kellwood.com/corporate/governance.asp. Kellwood also has a Code of Ethical Conduct for Senior Financial Officers and Financial Management. This Code applies to, and has been signed by, all key financial management personnel as well as the Chief Financial Officer and Chief Executive Officer. The full text of the Code of Ethical Conduct for Senior Financial Officers and Financial Management is available on our website, www.kellwood.com/corporate/governance.asp. The Corporate Governance Committee determined that should any changes to, or waivers of, these codes and policies occur, such changes or waivers (to the extent they are applicable to the chief executive officer, chief financial officer, principal accounting officer or a director) will be promptly disclosed on Kellwood's website.

         The following documents are available, free of charge, on the Kellwood website, www.kellwood.com/corporate/governance.asp:

         o   SEC Forms 10-K, 10-Q and 8-K;

         o   Kellwood's Corporate Governance Principles;

         o   Director Code of Business Conduct and Ethics;

         o   Business Ethics and Compliance Policy;

         o Code of Ethical Conduct for Senior Financial Officers and Financial Management;

         o   All Board of Directors Committee Charters; and

         o Certain other policies and procedures adopted by the Board or Committees.

                                     13



                        REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of Kellwood's Board of Directors is composed of four Directors who satisfy the independence, experience, and financial literacy requirements as defined by the standards of the New York Stock Exchange and Kellwood's Corporate Governance Principles. Additionally, the Board of Directors has determined that Mr. Katzen meets the SEC definition of an "audit committee financial expert" and he has been designated as such.

         The responsibilities of the Audit Committee are set forth in the Audit Committee Charter (Appendix C). The Audit Committee reviews and reassesses the adequacy of the charter annually and recommends any proposed changes to the Board of Directors for approval. The charter was reviewed and updated in April 2004, and it was adopted by the full Board in June 2004. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of Kellwood's independent registered public accounting firm (independent auditor). The Audit Committee is charged with monitoring (1) the integrity of Kellwood's financial statements; (2) compliance with legal and regulatory requirements; (3) the independent registered public accounting firm's qualifications and independence; and (4) the performance of Kellwood's internal audit function and independent auditor.

         Kellwood management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. Management is also responsible for establishing, maintaining, evaluating, and reporting on the effectiveness of financial reporting and disclosure controls. The independent registered public accounting firm is responsible for performing an independent audit of Kellwood's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and for expressing an opinion on the conformity of Kellwood's audited financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for expressing an opinion on management's assessment of the effectiveness of internal control over financial reporting. The Committee's responsibility is to monitor and oversee these processes. The Audit Committee, in carrying out its role, relies on Kellwood's senior management, including senior financial management, Kellwood's internal audit, and its independent registered public accounting firm.

         We reviewed and discussed Kellwood's audited financial statements with senior management, internal audit, and the independent registered public accounting firm. Kellwood's audited financial statements are included in the Fiscal Year 2004 Annual Report to Shareowners. Management has confirmed to us that such financial statements have been prepared with integrity and objectivity, are the responsibility of management, and have been prepared in conformity with generally accepted accounting principles. The Committee meets separately with each of the independent registered public accounting firm and internal auditor, and collectively with the Chief Executive Officer, Chief Financial Officer, and President, to have candid discussions about Kellwood's financial statements, management, and the effectiveness of internal control over financial reporting. In 2004, we continued our practice of having the full Committee review and discuss with management and representatives of the independent registered public accounting firm the quarterly earnings announcements in advance of their public release.

         We discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, its judgments as to the quality, not just the acceptability, of Kellwood's accounting principles and such other matters required to be discussed by SAS 61, as amended by SAS 89 and 90 (Communications with Audit Committee). SAS 61 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of its audit of Kellwood's financial statements, with respect to: (i) its responsibility under generally accepted auditing standards; (ii) significant accounting principles; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

                                     14


         We received from PricewaterhouseCoopers LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between PricewaterhouseCoopers LLP and Kellwood which, in its professional judgment, may reasonably be thought to affect independence. PricewaterhouseCoopers LLP has discussed its independence with us and has confirmed in its letter that, in its professional judgment, PricewaterhouseCoopers LLP is independent of Kellwood within the meaning of the federal securities laws.

         Based on the review and discussions described above with respect to Kellwood's audited financial statements included in Kellwood's Fiscal Year 2004 Annual Report to Shareowners, we recommended to the Board of Directors that the audited financial statements be included in Kellwood's Annual Report on Form 10-K for filing with the SEC.

         As specified in the Audit Committee Charter, we recognize that the Committee's job is one of oversight, and it is not the duty of the Audit Committee to plan or conduct audits or to determine that Kellwood's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management. Kellwood's independent registered public accounting firm is responsible for rendering its opinion that the financial statements are fairly stated in all material respects in accordance with generally accepted accounting principles. We are not, nor can we be, employees of Kellwood. We do not, nor can we, serve as accountants or auditors of Kellwood. In giving our recommendation to the Board of Directors, we have relied on management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the report of Kellwood's independent registered public accounting firm with respect to such financial statements. We are not providing any expert or special assurance as to Kellwood's financial statements or any professional certification as to the independent registered public accounting firm's work.

         This report is submitted by the members of the Committee: Martin Bloom, Kitty G. Dickerson, Harvey A. Weinberg and Larry R. Katzen, Chair.


                    REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

         The Compensation Committee of Kellwood's Board of Directors is composed of three Directors who satisfy the independence requirements of the New York Stock Exchange as well as the standards of Kellwood's Corporate Governance Principles, as these standards apply to compensation committees. Generally, the Committee's responsibilities include designing, reviewing and approving compensation plans, granting benefits under such plans, approving salaries and total compensation for executive officers, and ensuring that adequate succession planning programs are in place. The complete responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter. The charter provides for executive sessions without management and access to the services of independent compensation consultants. The Committee reviews and reassesses the adequacy of the charter annually. The most recent revision of the charter was adopted in March 2004. The full text of the charter is available on Kellwood's website, www.kellwood.com/corporate/governance.asp.

OVERVIEW

         The Committee's philosophy is to ensure the Company's compensation, benefits, succession planning, and management development strategy is sufficiently competitive to attract and retain employees in the businesses in which we compete. This philosophy is enacted through a range of

                                     15


responsibilities including design, review and approval of base salary compensation, cash bonus plans, stock options, restricted stock bonuses, and other benefits under such plans.

         The Committee reviews and approves compensation for executive officers. Kellwood's executive officer compensation program consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and restricted stock awards, and various other benefits including 401(k) savings plans which are generally available to all Kellwood employees. In the course of executing its responsibilities, the Committee sought the advice of both an independent compensation consultant and Kellwood management.

COMPENSATION POLICIES

         The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with Kellwood's annual and longer term performance goals, reward above-average performance, recognize individual initiative and achievements, assist in attracting and retaining qualified executives, and build the ownership of Kellwood stock by key managers. The Committee believes that stock ownership by management and stock-based performance compensation help align the interests of management and shareowners, which ultimately enhances shareowner value. The Committee further affirms that bonuses and other forms of incentive-based compensation encourage management to attain preset performance goals for Kellwood. The Committee concluded that the total compensation package for each executive was reasonable for fiscal year 2004.

BASE SALARY

         The Committee reviews each executive officer's salary at the beginning of each fiscal year and considers recommendations submitted by the Chief Executive Officer. The Committee strives to set executives' salaries at competitive market levels. In determining appropriate salary levels, the Committee considers a variety of sources, including industry surveys, proxy statements of peer group companies in the apparel/retail industry and outside recommendations by compensation consultants. The Committee also considers the level and scope of responsibility, experience, Kellwood and individual performance, and internal equity. The Committee uses its discretion to set executive compensation where external, internal or an individual's circumstances warrant. Adjustments to base salaries are based on comparable companies' practices, Kellwood's achievement of its financial goals, and the individual's performance.

         Mr. Upbin's annual base salary was increased from $1,000,000 to $1,250,000 effective March 1, 2004. The salary increases for other executive officers in fiscal year 2004 were based on the Committee's review of all the factors stated above. Mssrs. Skinner, Ruzow, and Capps received base salary increases retroactive to December 1, 2003, the date of promotions that expanded each of their responsibilities. Salaries during fiscal year 2004 are included in the Summary Compensation Table.

         The current annual base salary levels of the named executive officers are as follows: Hal J. Upbin, Chief Executive Officer and Chairman of the Board, remains at $1,250,000; Robert C. Skinner, Jr., President and Chief Operating Officer, remains at $750,000; Stephen C. Ruzow, Executive Vice President, remains at $650,000; W. Lee Capps, III, Executive Vice President Finance and Chief Financial Officer, remains at $550,000; and Thomas H. Pollihan, Senior Vice President, Secretary and General Counsel, was increased from $300,000 to $309,000.

ANNUAL CASH INCENTIVES

         A performance management and incentive compensation program ("annual cash bonus program") is extended to executives (including the five named executive officers), managers, and professionals whose positions have a significant impact on Kellwood's operating results. Annual cash incentive

                                     16


compensation awards are available to recognize and reward corporate, business unit and individual performance. Goals for company, business unit and individual executives' performance are set at the beginning of each fiscal year. The amount of any award is primarily determined by the performance relative to these goals. Consideration is given to the combined financial results of Kellwood and the applicable business unit, as well as the achievement of the individual's personal objectives. In considering bonuses for executives other than Mr. Upbin, the Committee takes into account bonus recommendations and assessments submitted by the Chief Executive Officer. When assessing the performance of Mr. Upbin, the Committee considers the directors' input and determines the bonus in accordance with the policies described above. Cash bonuses were awarded and were based on the achievement of the individual and the performance of their respective business unit. However, the Company's financial results fell short of fiscal year 2004 goals. The cash bonus awards were within the policy guidelines of the annual cash bonus program, and the amounts are included in the Summary Compensation Table.

ANNUAL STOCK INCENTIVES

         The Committee administers Kellwood's Corporate Development Incentive Plan, which awards restricted shares of Kellwood common stock. The Committee selects key executives (including the five named executive officers) to participate in the Corporate Development Incentive Plan based upon the following criteria: ability to significantly affect major decisions and actions that influence the continued growth and profitability of Kellwood; value of their continuing service; and probable detriment of his or her employment by competitors.

         In consultation with the independent compensation consultant, the Committee determines the participant's target award based on level of responsibility and sets the performance goals, which must be achieved during the measurement period (traditionally a fiscal year). The measures and objectives may be based on earnings per share, earnings before tax and gains on sale of assets, and before adjustments for non-recurring and extraordinary items, or other criteria which the Committee establishes. Payment of awards under the Plan are made in common stock. An award, if any, is made to a participant by Kellwood at the time the Committee determines that performance goals, set at the beginning of the fiscal year, have been met. Restrictions on the shares lapse and shares are transferred to the participants in installments over approximately three years, provided the shares have not been forfeited. The shares awarded are held in escrow and may not be transferred, sold, pledged or otherwise disposed of before the lapse of restrictions. Based on company performance relative to goals, a participant may have the opportunity to earn awards in excess of the targeted amounts in the event of Kellwood's outstanding financial performance. For fiscal year 2004, performance goals were not met and no awards were made under the Corporate Development Incentive Plan.

         The Corporate Development Incentive Plan, as amended, was approved by shareowners on May 30, 2002, increasing the number of shares authorized to be issued under the Plan by 1,000,000 shares.

         The Committee administers the Restricted Stock Compensation Plan. Under this Plan, restricted shares are granted to qualified employees and are released from restrictions ratably over five years. Awards are limited to an aggregate of 25,000 shares for any Plan year. No awards were made under the Restricted Stock Compensation Plan to any executive officers or any employee for fiscal year 2004.

                                     17


STOCK OPTIONS

         The Committee administers Kellwood's 1995 Omnibus Incentive Stock Plan, which provides for awards of incentive stock options, non-qualified stock options, and stock appreciation rights. These equity-based awards serve to align the interests of the executives with those of the shareowners. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in Kellwood.

         The Committee considers stock option awards on an annual basis. These are normally awarded in March. In determining the amount of options awarded, the Committee generally establishes a level of award based on the individual's position and level of responsibility, both of which reflect the executive's ability to influence Kellwood's long-term performance, as well as the individual's actual performance during the year. Awards are generally made at a level calculated to be competitive. See "Option Grants During Fiscal Year 2004."

         As of March 10, 2005, option awards were made pursuant to the Plan at the exercise price of $29.18 to each of the named executive officers in the following amounts: Hal J. Upbin, 62,500; Robert C. Skinner, Jr., 62,500; Stephen L. Ruzow, 16,250; W. Lee Capps, III, 16,250; and Thomas H. Pollihan, 11,250. The total of all options granted in March 2005 to all employees, including the named executive officers, was 491,250.

         On March 10, 2005, the Board approved an acceleration of the exercisability of all unvested portions of stock options granted to employees and executive officers on March 4, 2004, pursuant to the Kellwood Company 1995 Omnibus Incentive Stock Plan. These options have an exercise price greatly in excess of current stock price (are underwater), and are not fully achieving the original objective of incentive compensation. Management believes that the acceleration will have a positive effect on employee and executive officer morale, retention and perception of option value. In addition, the acceleration eliminates future compensation expense the Company would otherwise recognize in its income statement with respect to these options once FASB Statement No. 123R (Share-Based Payment) becomes effective. Due to the significant difference between the current stock price and the option exercise price, it is unlikely that the expense otherwise required will accurately reflect compensation received. Kellwood does not view acceleration of the ability to exercise as a grant of a substantive additional financial benefit to the option holder.

         The 1995 Omnibus Incentive Stock Plan was approved by shareowners on August 24, 1995.

LONG-TERM INCENTIVE

         The Committee is proposing for shareowner approval the Long-Term Incentive Plan of 2005 (Proxy Item 2) to replace the 1995 Omnibus Incentive Stock Plan. Pending shareowner approval, the Committee has selected participants and set a three-year performance goal with components including operating margin improvement, working capital maintenance, and net sales growth. If the performance goals are met, awards earned will be performance cash awards.

OTHER BENEFIT PROGRAMS

         Kellwood has adopted an unfunded, nonqualified deferred compensation plan known as the Executive Deferred Compensation Plan (the "Plan I") to provide deferred compensation for a specified group of management or highly compensated employees including the five named executive officers. The Plan allows employees to voluntarily defer compensation until termination or retirement. An additional deferred compensation plan ("Plan II") was adopted in fiscal year 2004 to comply with the recently enacted Internal Revenue code 409(a) as added by the American Jobs Creation Act. Under the

                                     18


Plan(s), any employee whose base salary exceeds a level set by the Plan Administrator may enroll in the Plan. The Retirement Savings Committee administers the Plan. For calendar year 2005 and thereafter, a participant may defer up to 50 percent of base earnings as well as up to 100 percent of a cash bonus. Kellwood credits the deferred amount to separate bookkeeping account(s) (the "Account") maintained by the Plan Administrator in the name of the Participant. The Account is increased monthly by an amount equal to one-twelfth of the sum of 1 percent plus the prime rate as of December 1st of the prior year. The interest rate applied to participants' accounts in 2004 was 5.75 percent per annum. The interest rate to be applied to accounts in calendar year 2005 is 6.0 percent. Neither rate exceeds 120 percent of the applicable federal reference rate.

         The executive officers participate in various health, life and disability insurance programs, and a 401(k) retirement savings, which are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites that are customary for their positions, such as vehicle allowance and tax and financial planning allowance. The aggregate amount of these perquisites for each named executive officer did not exceed the lesser of $50,000 or 10 percent of the total annual salary plus bonus for that executive officer. No loans are made available to any executive officers or any employees of Kellwood.

         Messrs. Upbin and Pollihan remain eligible for a discontinued program in the form of a Death Benefit Agreement in lieu of the group life insurance generally made available to all salaried employees. The Agreement provides for a total benefit of up to six times annual base and bonus earnings but with a maximum of $1,500,000. In the case of death before retirement, the full benefit of up to $1,500,000 is paid as a fully taxable sum upon the officer's death. Upon retirement at age 60 or later, an increasing amount up to one-third of the total benefit is paid as a fully taxable sum upon retirement. Depending upon age at retirement, up to two-thirds of the total benefit is paid as a fully taxable sum upon the officer's death.

         The Committee believes that the overall program it has adopted, with its emphasis on performance based compensation, serves to focus the efforts of our executives on the attainment of a sustained high rate of company growth and profitability for the benefit of Kellwood and its shareowners.

EXECUTIVE OFFICER AGREEMENTS

         Change in Control Agreements. Kellwood has agreements with Mssrs. Upbin, Skinner, Ruzow, Capps, Pollihan, and several other officers providing for compensation in connection with termination of employment following a change in control, as well as if all or substantially all of Kellwood's assets are sold, or if Kellwood is liquidated or ceases to function as a going concern. A change in control is defined as occurring when any corporation or any person or related group acquires at least 25 percent of the Company's outstanding common stock directly or indirectly. These agreements provide for the payment of a lump sum within five days of the date of termination equal to the sum of (a) two times the officer's highest base salary in effect during the fiscal year in which the date of termination occurs; (b) two times the officer's average annual incentive awards during the last three full fiscal years; (c) the incentive award which, pursuant to any Kellwood benefit plan, had accrued or would have accrued to the officer during the last full fiscal year; and (d) the last bonus award earned by the officer under Kellwood's annual bonus program. Should the payments to each executive officer be considered "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code subject to the excise tax imposed by Section 4999 of the Code, those officers shall be paid an amount necessary to place the officer in the same after-tax position as he/she would have been in had no excise tax been imposed.

         Employment Agreements or Arrangements. Mr. Upbin has a written Employment Agreement dated December 31, 1999 which was amended on May 29, 2003 to extend its term until January 31, 2006. The original base salary was $1,000,000 per year, subject to annual review. His salary was increased to


                                     19


$1,250,000 effective March 1, 2004. The Agreement provides for his participation in all compensation and benefit programs, reimbursement of business travel and entertainment expenses, and a vacation of four weeks per year. In the event of termination of his employment without cause, he will receive his base salary until January 31, 2006, and in certain instances a prorated portion of the yearly cash bonus. Mr. Upbin has agreed to offer his resignation as a Director to the Board effective January 31, 2006.

         None of the other four named executive officers has a written Employment Agreement. The various elements of their compensation is as described above.

COMPANY POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Internal Revenue Code Section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to the CEO and the other four most highly compensated executive officers which is not "performance based" as defined in Section 162(m). Kellwood's policy is to structure its performance based compensation to executive officers to maximize deductibility. However, Kellwood reserves the discretion to pay compensation to its executive officers that might not be deductible.

         This report is submitted by the members of the Committee: Martin Bloom, Larry R. Katzen and Janice E. Page, Chair.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Jerry M. Hunter, a Director of Kellwood, is a partner in the nationally known St. Louis law firm of Bryan Cave. The services of other members of the law firm have been retained during the last fiscal year and during the current fiscal year. Fees paid by Kellwood to Bryan Cave in fiscal 2004 were significantly less than 1 percent (approximately 0.05 percent) of the law firm's gross revenues last fiscal year.

         Edward J. Upbin was employed as the company's Director of Chargeback Processing during fiscal 2004 and this relationship is expected to continue in fiscal 2005. Mr. Upbin is the son of Hal J. Upbin, Chairman and Chief Executive Officer of Kellwood Company. Mr. Upbin graduated cum laude from the University of Missouri, St. Louis with a Bachelor of Science in Business Administration, Accounting. Prior to joining Kellwood, Mr. Upbin spent more than 10 years working for the nation's top retailers in merchandising, sales, and financial planning. During fiscal 2004, Mr. Upbin was paid a total of $110,507 for salary and reimbursement of moving expenses. Mr. Upbin's salary and reimbursement of moving expenses is consistent with, and is common among, employees at Mr. Upbin's level.

                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows the amount of all compensation earned for services in all capacities to Kellwood for the last three fiscal years for the Chief Executive Officer and the other four most highly paid executive officers (the "Named Officers") as of January 29, 2005.

                                                 SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                               ANNUAL COMPENSATION               COMPENSATION AWARDS
                                               -------------------               -------------------

                                                                              RESTRICTED     SECURITIES
NAME AND                                                                        STOCK        UNDERLYING         ALL OTHER
PRINCIPAL POSITION              YEAR       SALARY($)           BONUS        AWARD(S)($)(1)   OPTIONS(#)    COMPENSATION($)(2)
------------------              ----       ---------           -----        --------------   ----------    ------------------
Hal J. Upbin(3)                 2004      $1,229,167        $  312,500         $      0          50,000           $8,713
Chairman and                    2003       1,000,000           750,000          838,926          50,000            7,800
Chief Executive Officer         2002       1,000,000         1,335,000          626,000          75,000            8,000


Robert C. Skinner, Jr.(4)       2004      $  750,000        $  140,625         $      0          28,000           $6,985
President and                   2003         579,166(7)        165,000          271,168          13,000            8,167
Chief Operating Officer         2002         468,750           307,950          179,884          19,500            8,250


Stephen L. Ruzow(5)             2004      $  650,000        $  121,875         $      0          13,000           $6,358
Executive Vice President        2003         562,500(8)        165,000          271,168          13,000            6,104
and President Womenswear        2002         500,000           333,750          202,705          13,500            4,402


W. Lee Capps, III(6)            2004      $  550,000        $  103,125         $      0          13,000           $8,701
Executive Vice President        2003         404,166(9)        130,625          271,168          13,000            8,027
Finance and Chief               2002         327,500           242,303          175,876          19,500            8,040
Financial Officer

Thomas H. Pollihan              2004      $  295,833        $   37,500         $      0           6,000           $8,311
Senior Vice President,          2003         247,917            78,125           93,214           6,000            8,083
Secretary and                   2002         224,167           150,188           68,562           9,000            8,029
General Counsel

------------

(1) The Corporate Development Incentive Plan provides a restricted stock award contingent on the achievement of predetermined performance criteria based on Kellwood's fiscal year performance. Shares are placed in escrow and dividends are paid on the escrowed stock. Shares are released from escrow at the rate of 25 percent a year, with the first release on the date selected by the Compensation Committee in the year of the award (typically simultaneous with the grant) and the remaining 75 percent vesting in equal installments on the first business day in March for the next three years. The amounts shown in the table represent the dollar value based on the stock price at the award date. The awards attributable to the Named Officers for prior fiscal years and in escrow as of January 29, 2005, which are still subject to restrictions under the Corporate Development Incentive Plan, valued at the closing price of $28.46 on January 28, 2005, are as follows:
         H.J. Upbin, 27,344 shares at $778,210.24; R.C. Skinner, Jr., 8,390 shares at $238,779.40; S.L. Ruzow, 8,846 shares at $251,757.16;
         W.L. Capps, III, 8,310 shares at $236,502.60; and T.H. Pollihan, 3,018 shares at $85,892.28.

(2)      Employer matching 401(k) plan contribution.

(3) H.J. Upbin was Chairman, President and Chief Executive Officer until December 1, 2003, when he relinquished the Presidency as part of Kellwood's succession planning program.

(4) R.C. Skinner, Jr. was Vice President until December 1, 2003, when he was appointed President and Chief Operating Officer as part of Kellwood's succession planning program.

(5) S.L. Ruzow was Vice President until December 1, 2003, when he was appointed Executive Vice President and President Womenswear.

(6) Formerly Senior Vice President Finance and Chief Financial Officer, W.L. Capps, III was appointed Executive Vice President Finance and Chief Financial Officer on December 1, 2003.

(7) Includes $33,333 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

(8) Includes $16,667 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

(9) Includes $28,333 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

                                     21

         The following two tables cover stock options granted to the Named Officers during the fiscal year ended January 29, 2005 as well as the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No SARs were granted in conjunction with the options.

                                         OPTION GRANTS DURING FISCAL YEAR 2004

                                                     INDIVIDUAL GRANTS
                                                  --------------------------                             POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                  % OF TOTAL                                                ANNUAL RATES OF
                              NUMBER OF            OPTIONS                                             STOCK PRICE APPRECIATION
                                SHARES            GRANTED TO       EXERCISE                                 FOR OPTION TERM
                              UNDERLYING          EMPLOYEES           OR
                               OPTIONS            IN FISCAL       BASE PRICE      EXPIRATION         ----------------------------
NAME                          GRANTED(#)            YEAR(1)       ($/SHARE)          DATE               5%($)             10%($)
----------------------        ----------          ----------      ----------      ----------         ---------          ---------

Hal J. Upbin                    50,000               8.42           42.37           3/4/14           1,332,313          3,376,343

Robert C. Skinner, Jr.          28,000               4.72           42.37           3/4/14             746,095          1,890,752

Stephen L. Ruzow                13,000               2.19           42.37           3/4/14             346,401            877,849

W. Lee Capps, III               13,000               2.19           42.37           3/4/14             346,401            877,849

Thomas H. Pollihan               6,000               1.01           42.37           3/4/14             159,878            405,161

---------

(1) Total options granted during fiscal year 2004 were 593,800 to the Named Officers and all other employees.


                          AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND FISCAL YEAR-END 1/29/05 VALUES

                                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                                         OPTIONS AT FY-END (#)               AT FY-END ($)
                                 SHARES                                         1/29/05                         1/29/05
                              ACQUIRED ON            VALUE
          NAME                EXERCISE (#)      REALIZED ($)(1)        EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
-------------------------    ---------------    -----------------    -------------------------------   ---------------------------

Hal J. Upbin                    205,360         $3,210,770.20               171,700/163,200            1,120,444.00/516,850.00

Robert C. Skinner, Jr.                0                     0                 14,600/52,900                59,748.00/93,327.00

Stephen L. Ruzow                      0                     0                  8,000/31,500                27,330.00/65,175.00

W. Lee Capps, III                10,000         $  210,224.00                 27,400/41,500              156,232.00/121,527.00

Thomas H. Pollihan                4,800         $  101,970.00                 23,480/19,800                82,980.20/63,714.00

---------

(1) Value realized is calculated based upon the difference between the exercise price and the value of Kellwood's common stock; the value of the stock is based upon the average of the highest and lowest selling prices of Kellwood stock as reported on the New York Stock Exchange Composite Transactions list on the exercise date.

                                     22

                              PERFORMANCE GRAPH

         The following graph compares the performance of Kellwood common shares with that of the S&P 500 and S&P 500 Apparel, Accessories & Luxury Goods Indices. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested.

                                  [Graph]

------------------------------------------------------------------------------------------------------
                                                        1/00   1/01    1/02     1/03     1/04    1/05
------------------------------------------------------------------------------------------------------
Kellwood Co.                                            $100   $131    $146     $147     $258    $186
S&P 500 Index                                            100     99      83       64       86      91
S&P 500 Apparel, Accessories & Luxury Goods Index        100    139     157      133      156     197
------------------------------------------------------------------------------------------------------

Note: Total return assumes reinvestment of dividends.

                                     23


                            MANAGEMENT OWNERSHIP
                              OF KELLWOOD STOCK

         Under SEC regulations, persons who have power to vote or to dispose of shares of Kellwood, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of January 29, 2005, the beneficial ownership of each present Director and Named Officer as a group, of shares of Kellwood's common stock. This information has been furnished to us by the individuals named. As shown in the last column, in some cases a significant number of the shares indicated in the center column as being beneficially owned are actually unissued shares attributable to unexpired options for Kellwood's common stock which are exercisable or first became exercisable within 60 days after January 29, 2005. With the exception of Mr. Upbin, who beneficially owns approximately
1.2 percent, no present Director or Named Officer owns more than 1 percent of Kellwood's common stock. All executive officers and Directors as a group beneficially own approximately 2.3 percent of Kellwood's common stock.

                                                                                      NUMBER OF SHARES INCLUDED
                                                                                         IN PREVIOUS COLUMN
              NAME OF INDIVIDUAL OR                       NUMBER OF SHARES            ATTRIBUTABLE TO UNEXPIRED
                 NUMBER IN GROUP                         BENEFICIALLY OWNED              OPTIONS TO PURCHASE
-----------------------------------------------          ------------------           -------------------------
R. J. Baer.....................................                 1,100                                 0
M. Bloom.......................................                 7,400                             5,000
W. L. Capps, III...............................                59,312                            39,100
K. G. Dickerson................................                13,303                            10,750
J. M. Hunter...................................                12,450                            10,150
L. R. Katzen...................................                 4,200                             2,000
J. E. Page.....................................                 6,300                             5,000(1)
T. H. Pollihan.................................                38,757                            28,880
S. L. Ruzow....................................                30,392                            15,900
R. C. Skinner, Jr..............................                29,864                            28,100
H. J. Upbin....................................               327,375                           216,100
H. A. Weinberg.................................                   760                                 0
All Directors and executive officers as a group
(15 persons including those named).............               640,076                           425,030

---------

(1) Does not include 11,600 unexpired options owned by her husband, a former Kellwood executive who retired in 1997. Mrs. Page disclaims beneficial ownership of these shares.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Kellwood's executive officers, Directors and greater than 10 percent shareowners to file reports of ownership and changes in ownership of Kellwood securities with the SEC. To our knowledge, based solely upon a review of copies of forms submitted to Kellwood, we believe that all filing requirements were met during fiscal year 2004, except that due to a clerical error, executive officer Lawrence E. Hummel filed late one Form 4 reporting the acquisition of common stock upon exercise of a stock option.

                                     24


                      APPROVAL OF THE KELLWOOD COMPANY
             LONG-TERM INCENTIVE PLAN OF 2005 (PROXY ITEM NO. 2)

         The Board adopted the Kellwood Company Long-Term Incentive Plan of 2005 (the "Incentive Plan") and recommends that shareowners vote to approve the Incentive Plan, a copy of which follows as Appendix A. The material terms of the Incentive Plan are described below, including the following key features:

         o No increase in the number of shares available for stock options or awards under the plan, since only unused shares totaling 1,251,337 from the current plan are carried over;

         o The number of shares that may be issued for awards other than stock options and SARs will not exceed a total of 600,000 shares;

         o Terms are essentially a continuation of the current plan, which expires this year;

         o Fair market value of awards is based upon the price per share of Kellwood's common stock on the New York Stock Exchange;

         o Stock options issued may not be repriced or cancelled and replaced with options having lower exercise prices;

         o Discounted stock options are not permitted, since awards are based upon the fair market value of common stock at the time of the award;

         o   The Incentive Plan is administered by independent
             Directors; and

         o Stock options, restricted stock, and restricted stock units have minimum vesting periods.

         The Incentive Plan is designed to encourage individuals to accept or continue employment with Kellwood, to provide incentives to improve operations and increase profits, and to strengthen a mutuality of interest between employees and shareowners. The Incentive Plan will give employees a proprietary interest and a stake in Kellwood's growth and profitability and better enable them to represent the viewpoint of the shareowners. Given the challenging marketplace in which Kellwood operates and the competitive nature of its industry, the Company views the Incentive Plan as a critical tool for attracting and retaining the best talent.

         The Incentive Plan provides for flexibility by allowing for a range of benefits, including the grant of stock options, restricted stock, restricted stock units, performance stock, performance cash awards, stock appreciation rights ("SARs"), and other stock and cash awards. Shareowner approval of the Incentive Plan will permit performance-based awards to qualify for deductibility under Section 162(m) of the Internal Revenue Code ("Code").

         Awards and grants under the Incentive Plan are referred to as "Benefits." Those eligible for Benefits under the Incentive Plan are referred to as "Participants." Participants include all officers and other key employees of the Company and its subsidiaries, as determined by the Committee.

SHARES AVAILABLE FOR ISSUANCE

         The proposed Incentive Plan is an extension of Kellwood's Omnibus Incentive Plan of 1995 (the "1995 Plan"), which expires this year. The aggregate number of shares of Kellwood common stock that

                                     25


may be issued under the Incentive Plan will be 1,251,337, which is equal to the number of shares of Kellwood common stock remaining available for issuance under Kellwood's 1995 Plan (subject to the adjustment provisions discussed below). The number of shares that may be issued under the Incentive Plan for Benefits other than stock options and SARs will not exceed a total of 600,000 shares (subject to the adjustment provisions discussed below). No further shares will be issued under the 1995 Plan following shareowner approval of the proposed Incentive Plan.

ADMINISTRATION AND ELIGIBILITY

         The Incentive Plan will be administered by a Committee of the Board (the "Committee") consisting of two or more directors, each of whom will satisfy the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code and with any applicable requirements established by the New York Stock Exchange. Initially, the Compensation Committee of the Board shall serve as the Committee.

         No Participant may receive in any calendar year: (i) stock options relating to more than 300,000 shares; (ii) restricted stock or restricted stock units that are subject to the attainment of performance goals (as described below) relating to more than 100,000 shares; (iii) SARs relating to more than 300,000 shares; or (iv) performance stock relating to more than 100,000 shares. (Each of the above limits is subject to the adjustment provisions discussed below.) The maximum amount that may be earned under performance cash awards by any Participant who is a covered employee within the meaning of Section 162(m) of the Code in any calendar year may not exceed $4,000,000.

         Fair market value of shares covered by an award will be determined by the Committee based upon either the closing price or the average of the high and low prices of Kellwood's common stock as reflected on the New York Stock Exchange for the trading date on or immediately preceding the date of determination.

BENEFITS

         Grants of Stock Options. The Committee is authorized to grant stock options to Participants, which may be either incentive stock options or nonqualified stock options, collectively referred to as "Stock Options." The exercise price of any Stock Option must be equal to or greater than the fair market value of the shares at the time of the grant. Stock Options cannot be repriced or cancelled and replaced with lower priced Stock Options. The term of a Stock Option cannot exceed 10 years. The Committee will determine when Stock Options are exercisable and when they expire. However, a Stock Option must vest ratably over a period of not less than three years. Payment for shares purchased upon exercise of a Stock Option must be made at the time of exercise. Payment may be made in cash, shares owned by the Participant, or in any other manner authorized by the Committee.

         SARs. The Committee may grant SARs to Participants and determine the number of shares, the term, the time of exercise, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, without payment to Kellwood an amount, payable in shares, cash or a combination thereof, that is equal to the excess of: (i) the fair market value of Kellwood common stock on the date of exercise of the right over (ii) the fair market value of Company common stock on the date of grant of the right (or in case of a SAR granted in tandem with a stock option, fair market value on the date of the grant of the option) multiplied by the number of shares for which the right is exercised. The Committee also may substitute SARs which can be settled only in Company common stock for outstanding Stock Options at any time when Kellwood is subject to fair value accounting. The

                                     26


terms and conditions of any substitute SAR shall be substantially the same as those of the Stock Option that it replaces.

         Restricted Stock and Restricted Stock Units. Restricted stock consists of shares which are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. A restricted stock unit is a right to receive shares at a future date upon the attainment of certain conditions specified by the Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. The Committee determines the number of shares or units to be granted, the price to be paid, if any, the time within which the shares will be subject to forfeiture, the time at which the restrictions will terminate, and all other terms and conditions of the grants. However, any restricted stock or restricted stock units must have a minimum one-year vesting requirement. Restrictions or conditions could include performance goals (as described below), continuous service with Kellwood, or the passage of time.

         Performance Stock. A Participant who is granted performance stock has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date upon the attainment of performance goals specified by the Committee. The award of performance stock to a Participant will not create any rights as a shareowner until the issuance of Kellwood common stock with respect to an award.

         Performance Cash Awards. A Participant who is granted performance cash awards has the right to receive a payment in cash upon the attainment of performance goals. The Committee may substitute shares of Kellwood common stock for the cash payment.

         Performance Goals. Awards of restricted stock, restricted stock units, performance stock, performance cash awards and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of
Section 162(m) of the Code, including margin improvement, sales growth, and capital management.

         Stock Awards. The Committee may award shares of Kellwood common stock to an employee as additional compensation for services. Stock awards may be subject to terms and conditions, which may vary from time to time and among employees, as the Committee determines to be appropriate. However, any stock award must have a minimum one year vesting requirement.

         Cash Awards. A cash award consists of a monetary payment made by Kellwood to an employee as additional compensation for services. A cash award may be made in tandem with another Benefit or may be made independently. Cash awards may be subject to terms and conditions, which may vary from time to time and among employees, as the Committee determines to be appropriate.

AMENDMENT OF THE INCENTIVE PLAN

         The Board of Directors has the right to amend the Incentive Plan. However, the Board may not amend the Incentive Plan in a manner which would impair or adversely affect the rights of the holder of a Benefit without the holder's consent. No material amendment of the Plan may be made without shareowner approval.

                                     27


TERMINATION OF THE INCENTIVE PLAN

         The Board may terminate the Incentive Plan at any time. Termination will not impair or adversely affect any Benefit outstanding at the time of termination.

COMMITTEE'S RIGHT TO MODIFY BENEFITS

         The Committee may grant Benefits on terms and conditions different from those specified in the Incentive Plan to comply with the laws and regulations of any foreign jurisdiction, or to make the Benefits more effective under foreign laws and regulations.

         The Committee may permit or require a Participant to have amounts or shares of Kellwood common stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an award under the Incentive Plan credited to a deferred compensation or stock unit account for the Participant.

         Neither the Board nor the Committee may cancel any outstanding Stock Option for the purpose of reissuing the option to the Participant at a lower exercise price, or to reduce the exercise price of an outstanding option.

CHANGE IN CONTROL

         Upon the occurrence of a Change in Control, each outstanding Stock Option and SAR will immediately become exercisable in full, and all restrictions on shares of restricted stock and restricted stock units outstanding on the date on which the Change in Control occurs will be automatically terminated.

         Upon the occurrence of a Change in Control, any performance goal with respect to any outstanding performance stock or performance cash awards will be deemed to have been attained at the greater of target levels or actual performance through the effective date of the change extrapolated over the performance period.

         Upon the occurrence of a Change in Control, any terms and conditions with respect to other stock or cash awards previously granted under the Incentive Plan will be deemed to be fully satisfied and the other stock or cash awards will be paid out immediately to the Participants, as determined in accordance with the terms and conditions set forth in the applicable grant relating to such Benefits.

ADJUSTMENTS

         In the event of any change affecting the shares of common stock by reason of stock dividend, extraordinary dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, disaffiliation of a subsidiary or similar event, the Committee may make such adjustments (if any) as it deems appropriate and equitable to outstanding awards to reflect such event, including (1) adjustments in the aggregate number or price of shares subject to the outstanding awards; (2) the substitution of other property (including other securities) for the common stock covered by outstanding awards; and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new awards.

         In the event of any merger, consolidation or reorganization which results in Kellwood common stock being converted into or exchanged for different securities, cash or other property, the Committee may substitute, for each share of Kellwood common stock subject to a Benefit, the number and kind of

                                     28


shares of stock, other securities, cash or other property to which holders of Kellwood common stock are entitled pursuant to the transaction.

         Substitution and Assumption of Benefits. The Committee may authorize the issuance of Benefits in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become Company employees as the result of any merger, consolidation, acquisition of property or stock, or reorganization, other than a Change in Control.

         Reusage. If a Stock Option granted under the Incentive Plan expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock, restricted stock units, performance stock or SARs granted under the Incentive Plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such Benefits will again be available for use under the Incentive Plan. Shares covered by a Benefit granted under the Incentive Plan will not be counted as used unless they are actually issued and delivered to a Participant. Any shares of Kellwood common stock covered by a SAR shall be counted as used only to the extent shares are actually issued to the Participant upon exercise of the SAR. The number of shares which are transferred to Kellwood by a Participant to pay the exercise or purchase price of a Benefit will be subtracted from the number of shares issued with respect to such Benefit for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of a Benefit will not be counted as used. Shares covered by a Benefit granted under the Incentive Plan that is settled in cash will not be counted as used.

FEDERAL INCOME TAX CONSEQUENCES

         We have been advised by counsel that the federal income tax consequences as they relate to Benefits are as follows:

         Incentive Stock Options (ISO). A Participant does not generally recognize taxable income upon the grant or exercise of an ISO. Upon the sale of ISO shares, the Participant recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Participant has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the company is not entitled to a federal income tax deduction. The holding period requirements are waived when a Participant dies. The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

         If a Participant sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the Participant recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Participant has held the ISO shares prior to disposition. In the year of disposition, Kellwood receives a federal income tax deduction in an amount equal to the ordinary income that the Participant recognizes as a result of the disposition.

         Nonqualified Stock Options. A Participant does not recognize taxable income upon the grant of a nonqualified Stock Option. Upon the exercise of such a Stock Option, the Participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the nonqualified Stock Option on the date of exercise exceeds the exercise price. Kellwood receives an income tax deduction in an amount equal to the ordinary income that the Participant recognizes upon the exercise of the Stock Option.

                                     29


         Restricted Stock. A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

         A Participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the Restricted Stock (less any cash paid for the shares) on the date of the award.

         Kellwood receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).

         Other Benefits. In the case of an exercise of a SAR or an award of restricted stock units, performance stock, performance cash awards, or common stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Kellwood will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized.

MILLION DOLLAR DEDUCTION LIMIT

         Kellwood may not deduct more than $1,000,000 for compensation paid to an individual who, on the last day of the taxable year, is either Kellwood's chief executive officer or is among one of the four other most highly compensated officers for that taxable year as reported in the proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. Kellwood believes that Benefits in the form of Stock Options, performance stock, performance cash awards, SARs, performance based restricted stock and restricted stock units constitute qualified performance based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

APPROVAL BY SHAREOWNERS

         To be effective, the Incentive Plan must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED, UNLESS YOU SPECIFY OTHERWISE.

                      APPROVAL OF THE KELLWOOD COMPANY
        2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS (PROXY ITEM NO. 3)

         The Board adopted the Kellwood Company 2005 Stock Plan for Non-Employee Directors (the "Directors Plan") and recommends that shareowners vote to approve the Directors Plan, a copy of which follows as Appendix B. The material terms of the Directors Plan are described below, including the following key features:

                                     30


         o Terms are essentially a continuation of the current plan, which expires this year;

         o Fair market value of awards is based upon price per share of Kellwood's common stock on the New York Stock Exchange;

         o   Stock options have a minimum vesting requirement;

         o Stock options issued may not be repriced or cancelled and replaced with options having a lower exercise price; and

         o Discounted stock options are not permitted, since awards are based upon the fair market value of our common stock at the time of the award.

         The Directors Plan is designed to encourage directors who are not Kellwood officers or employees ("Directors") to become shareowners, thereby giving them a proprietary interest and stake in the growth and profitability of the Company. It will also enable Directors to represent the viewpoint of the shareowners more effectively and encourage them to continue serving as directors.

         Awards under the Directors Plan shall be granted only for retainers, meeting fees or other compensation earned by Directors and may consist of stock options, restricted stock, restricted stock units, stock awards and deferred stock units, all as described below.

SHARES AVAILABLE FOR ISSUANCE

         The proposed Directors Plan is an extension of Kellwood's 1995 Stock Option Plan for Non-Employee Directors, as amended (the "1995 Directors Plan"), which expires this year. The aggregate number of shares of Kellwood common stock that may be issued under the Directors Plan will be 215,650, consisting of the 115,650 shares remaining available for issuance under the 1995 Directors Plan, plus an additional 100,000 shares. The Board believes it is in the best interest of Kellwood and its shareowners to increase the number of shares available under the Directors Plan in order to continue to attract and retain highly qualified individuals to serve as directors of Kellwood. The number of shares that may be issued under the Directors Plan will be subject to the adjustment provisions discussed below. No further shares shall be issued under the 1995 Directors Plan following shareowner approval of this Directors Plan.

         If a stock option granted under the Directors Plan expires or is terminated, surrendered or canceled without having been fully exercised or, if restricted stock, restricted stock units or stock awards granted under the Directors Plan are forfeited or terminated without the issuance of shares, the shares covered by such awards will again be available for use under the Directors Plan.

ADMINISTRATION

         The Directors Plan will be administered by the same Committee which administers Kellwood's Long-Term Incentive Plan of 2005. Initially, the Compensation Committee shall serve as the Committee.

         Fair market value of shares covered by an award will be determined by the Committee based upon either the closing price or the average of the high and low prices of Kellwood's common stock as reflected on the New York Stock Exchange for the trading date on or immediately preceding the date of determination.

                                     31


BENEFITS

         Grants of Stock Options. Stock options may be granted to Directors at any time as determined by the Committee. The exercise price of any stock option must be not less than the fair market value of the shares on the date of the grant. The term of a stock option cannot exceed 10 years. Payment for shares purchased upon exercise of a stock option must be made at the time of exercise. Payment may be made in cash, shares owned by the Director or in any other manner authorized by the Committee. The Committee will determine when stock options are exercisable and when they expire. Each stock option must have a minimum one-year vesting requirement. Stock options cannot be repriced or cancelled and replaced with lower priced stock options.

         Restricted Stock and Restricted Stock Units. Restricted stock consists of shares which are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer. A restricted stock unit is a right to receive shares at a future date upon the attainment of certain conditions specified by the Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer. The Committee determines the number of shares or units to be granted, the price to be paid (if any), the time within which the shares will be subject to forfeiture, the time at which the restrictions will terminate, and all other terms and conditions of the grants.

         Stock Awards. Stock awards issued to Directors may be subject to terms and conditions, which may vary from time to time and among employees, as the Committee determines to be appropriate.

         Deferred Stock Units. A deferred stock unit represents an obligation of Kellwood to issue a share of Kellwood common stock to a Director upon the Director's cessation of service as a Director for whatever reason, including disability or death. Deferred stock units are credited with any dividend payable from time to time on a number of shares equal to the number of deferred stock units, and the credited dividend will be treated as reinvested in additional deferred stock units.

         Election as to Form of Payment. Each Director may elect to have compensation payable in Kellwood common stock paid in deferred stock units. Each Director also may elect to have compensation payable in cash to be paid in Kellwood common stock, deferred stock units, or a combination thereof.

AMENDMENT AND TERMINATION

         The Board of Directors may amend the Directors Plan. However, the Board may not amend the Directors Plan in a manner which would impair or adversely affect the rights of the holder of an award without the holder's consent. No material amendment of the Plan may be made without shareowner approval. The Board may terminate the Directors Plan at any time. Termination will not impair or adversely affect any award outstanding at the time of termination.

ADJUSTMENTS

         In the event of any change affecting the shares of common stock by reason of stock dividend, extraordinary dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, disaffiliation of a subsidiary or similar event, the Committee may make such adjustments (if any) as it deems appropriate and equitable to outstanding awards to reflect such event, including (1) adjustments in the aggregate number or price of shares subject to the outstanding awards; and (2) the substitution of other property (including other securities) for the common stock covered by outstanding awards.

                                     32


         In the event of any merger, consolidation or reorganization which results in Kellwood common stock being converted into or exchanged for different securities, cash or other property, the Committee may substitute, for each share of Kellwood common stock subject to a benefit, the number and kind of shares of stock, other securities, cash or other property to which holders of Kellwood common stock are entitled pursuant to the transaction.

FEDERAL INCOME TAX CONSEQUENCES

         We have been advised by counsel that the federal income tax consequences as they relate to awards are as follows:

         Stock Options. A Director does not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of such a stock option, the Director recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the option on the date of exercise exceeds the exercise price. Kellwood receives an income tax deduction in an amount equal to the ordinary income that the Director recognizes upon the exercise of the stock option.

         Restricted Stock. A Director who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the Director recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

         A Director may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

         Kellwood receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Director in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Director had filed a timely election to accelerate recognition of income).

         Other Awards. A Director will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received in settlement of restricted stock units, common stock, or deferred stock units on the date of payment or delivery. In that taxable year, Kellwood will receive a federal income tax deduction in an amount equal to the ordinary income recognized by the Director.

APPROVAL BY SHAREOWNERS

         To be effective, the Directors Plan must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED, UNLESS YOU SPECIFY OTHERWISE.

                                     33


                                           EQUITY COMPENSATION PLAN INFORMATION

-------------------------------------------------------------------------------------------------------------------------
     Plan Category              Number Of Securities To      Weighted-Average        Number Of Securities Remaining
                                Be Issued Upon Exercise      Exercise Price Of       Available For Future Issuance Under
                                Of Outstanding Options,      Outstanding Options,    Equity Compensation Plans (Excluding
                                Warrants And Rights          Warrants And Rights     Securities Reflected In Column (A))

-------------------------------------------------------------------------------------------------------------------------
                                         (A)                         (B)                              (C)

-------------------------------------------------------------------------------------------------------------------------
 Equity Compensation Plans
   Approved by Security Holders        2,633,450                   $28.26                          2,793,787
Equity Compensation Plans not
   Approved by Security Holders           N/A                        N/A                              N/A

-------------------------------------------------------------------------------------------------------------------------
         TOTAL                         2,633,450                   $28.26                          2,793,787

-------------------------------------------------------------------------------------------------------------------------

         Additional information required by this Item is set forth under the caption "Stock Plans" in Note 9 to the Consolidated Financial Statements included in the Company's 2004 Annual Report to Shareowners, which information is included in Exhibit 13 to Kellwood's Form 10-K for the year ended January 29, 2005 and is incorporated herein by reference.

         The Company's 1995 Stock Option Plan provides for an annual increase in the shares available for issuance by an amount equal to 2 percent of the adjusted average common stock outstanding used by the Company to calculate diluted earnings per share for the preceding fiscal year. Additional shares reserved based upon the 2004 adjusted average common stock outstanding are reflected in the amounts in column (C) above.

                       SHAREOWNER PROPOSED RESOLUTION
                             (PROXY ITEM NO. 4)

         Kellwood received a proposal from a shareowner (state retirement fund) whose shares, in the aggregate, have at least $2,000 worth of market value. The name, address and number of Kellwood shares held by the proponent will be promptly provided upon oral or written request. If a representative of the proponent who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, we have included the proposal exactly as submitted by the proponent, as follows:

         WHEREAS, the Board of Directors of Kellwood has adopted Corporate Governance Principles, which are available on the company's website;

         WHEREAS, those principles state that "the ultimate role of the Board is to promote the best interests of the Company and its shareowners by protecting and developing the Company's assets and enhancing financial performance through effective oversight of management";

         WHEREAS, the Kellwood website has a page "Communicate with the Kellwood Board of Directors." The page lists four ways to communicate with the Board. The page states, "The purpose and intent of the communications made through one of the four options below is to report significant issues or concerns to the Board";

                                     34

         WHEREAS, Kellwood's communication policy provides only for communication to directors, and has no provision for directors to respond to communication from shareholders;

         WHEREAS, shareholders elect the directors and it is appropriate to directly hear directors' views on matters relating to the company's fortunes, strategy, and challenges. Dialogue and accountability are essential to good corporate governance and the annual meeting is the best, most appropriate and the preferred forum for such a dialogue;

         WHEREAS, we believe that the creation of a means for direct communications on corporate governance matters between shareholders and the non-management directors would benefit the company through constructive discussions of perspectives, enhanced understanding, valuable feedback, and the fostering of meaningful links between directors and the shareholders by whom they are elected;

         NOW THEREFORE, BE IT RESOLVED that the shareholders request the board of directors to establish an Office of the Board of Directors to enable direct communications on corporate governance matters, including meetings, between non-management directors and shareholders. The office shall report directly to a committee of the non-management directors.

                            SUPPORTING STATEMENT

         We believe that day-to-day operations of the company are the purview of management, and they should address questions shareholders have in this area. However, in areas of policy, governance, nomination of directors, executive compensation, audit issues, strategic planning, and other board responsibilities, shareholders should be able to have a direct dialogue with members of the Board of Directors. We believe that an Office of the Board of Directors to facilitate this communication is in the best interest of the corporation and its shareholders.

             STATEMENT OF THE BOARD OF DIRECTORS AND MANAGEMENT
                    IN OPPOSITION TO SHAREOWNER PROPOSAL

         THE BOARD OF DIRECTORS OF KELLWOOD COMPANY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS.

         Kellwood Company has already taken significant steps to facilitate communication between shareowners and the Kellwood Board of Directors. Our Proxy Statement contains a section entitled "Shareowner Communications with the Board of Directors." Our website (www.kellwood.com) contains a section entitled "Communicate with Board of Directors," as well as the "Outside Communication with Directors" policy in the "Corporate Governance" section. Four separate ways to communicate with our directors are provided in the Proxy and on the website:

         1. By e-mail to presidingdirector@kellwood.com;

         2. By writing to the Presiding Director at the Kellwood address;

         3. By calling the Kellwood Hotline at (800) 486-2241; and

         4. By e-mailing any Director at the Director's personal e-mail address listed on Kellwood's website.

                                     35


         The Website provides for a written response within 30 days. Therefore, the Shareowner Resolution is mistaken when it states that the main reason for the proposal is that "there is no provision for directors to respond to communications from shareholders."

         Upon receipt of this proposal, Kellwood's Presiding Director immediately corresponded, both in writing and by telephone, with the proponent's designated spokesman. Instead of addressing this year's proposal, the spokesman addressed last year's proposal that requested a Board Report on contractor compliance. That proposal received less than an 8 percent affirmative vote and a no vote (not just a mere abstain) of greater than 80 percent.

         In his response, the Presiding Director pointed out the proponent's failure to acknowledge the contents of our policy concerning ways that shareowners can communicate with the Board of Directors. The Presiding Director also advised the proponent's designated spokesman that Kellwood would not have developed the avenues listed above for shareowners to communicate with Directors, including the Directors' personal e-mail addresses, and then deliberately ignore the communication received from shareowners. This would be true even if our written policy did not expressly provide for a response.

         Finally, neither the proposal itself nor the communication which we have received since our receipt of the proposal has offered any details or even suggestions as to what the proposed establishment of an "Office of the Board of Directors" would entail. The proponent's ultimate goal appears to be the establishment of a policy which would require the Board to have face-to-face meetings with any one of our thousands of shareowners about any topic whatsoever, whenever any shareowner requests. The Board does not feel that such a policy would be an effective or efficient use of its time. As our website and Proxy already indicate, the Board is happy to receive communications from our shareowners. Should a face-to-face meeting be requested and determined to be appropriate under the circumstances, the Board would certainly be open to participating in such a meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SHAREOWNER PROPOSALS

         If you would like to include a proposal to Kellwood's Proxy Statement for the 2006 Annual Meeting of Shareowners, your submission must be received by the Secretary of Kellwood Company at the principal executive offices in St. Louis no later than December 22, 2005.

         Should you wish to bring a proposal before the 2006 Annual Meeting of Shareowners, but not include it in the Proxy Statement, the written proposal must be received by the Secretary of Kellwood Company at the principal executive offices in St. Louis not less than 90 days nor more than 120 days before the meeting, which is scheduled for June 1, 2006. Such proposal may include nominations for election to the Board of Directors. Additionally, Section 2.10 of the Kellwood Company By-Laws imposes certain information requirements on shareowners wishing to bring business before a shareowner meeting.

                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered for the fiscal years ended January 29, 2005 and January 31, 2004, including services in connection with the review of quarterly financial statements during the fiscal year, were $1,504,137 and $769,454 respectively.

         All fees billed by PricewaterhouseCoopers LLP for all services rendered during fiscal years 2004 and 2003 are summarized in the table below:

                                     36


                                      Fiscal Year 2004     Fiscal Year 2003
        Audit fees                          $1,504,137            $ 769,454
        Audit-related fees                           0               62,900
        Tax fees                               182,885              257,755
        All other fees                          96,131               57,237
                                      -----------------    -----------------
        Total fees                          $1,783,153          $ 1,147,346
                                      =================    =================

         Audit fees billed by PricewaterhouseCoopers LLP in 2004 relate to their audit of the consolidated financial statements of Kellwood included in Kellwood's 2004 Annual Report to Shareowners, audit of Kellwood's internal control over financial reporting and management's assessment of the effectiveness of such controls, and quarterly reviews of Kellwood's consolidated financial statements along with foreign statutory audits and services provided in connection with the filing of registration statements.

         Tax fees in 2004 related to such services as tax advice and consultations concerning acquisition structuring, advance pricing agreements in the Far East, international and U.S. tax structuring, as well as general tax services in the Far East.

         All other fees in 2004 related to a review of the security of Kellwood's information systems.

         The Audit Committee has a policy related to the review and approval of services provided by the independent registered public accounting firm. This policy requires the Audit Committee, on an annual basis, to consider and pre-approve certain audit, audit-related and tax services to be provided by the independent registered public accounting firm. During the pre-approval process, the Audit Committee shall set forth maximum fee levels for the pre-approved services. Any proposed services exceeding the maximum pre-approved fee levels must receive specific additional approval from the Audit Committee. For services other than audit, audit-related, and tax, firms other than our independent registered public accounting firm will be used except when PricewaterhouseCoopers LLP has unique skills for the required service, and only then if the service is separately and specifically pre-approved by the Audit Committee.

         During fiscal 2004 the Audit Committee reviewed and approved all services provided by the independent registered public accounting firm. Additionally, the Audit Committee considered and concluded that all of the non-audit services provided by the independent registered public accounting firm were compatible with maintaining the auditor's independence.

         The Audit Committee retained PricewaterhouseCoopers LLP to serve as Kellwood's independent registered public accounting firm for fiscal 2005 and the Board ratified this action at its meeting on March 10, 2005.

         Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

                                   Thomas H. Pollihan
                                   Senior Vice President, Secretary and
                                   General Counsel

St. Louis, Missouri
April 22, 2005

                                     37

APPENDIX A
----------

                              KELLWOOD COMPANY

                      LONG-TERM INCENTIVE PLAN OF 2005

1.       PURPOSE. The purposes of the Kellwood Long-Term Incentive Plan of
         -------
         2005 (the "PLAN") are (i) to encourage outstanding individuals to accept or continue employment with Kellwood Company ("KELLWOOD" or the "COMPANY") and its subsidiaries, (ii) to incentivize those persons to improve operations and increase profits, and (iii) to strengthen the mutuality of interest between those persons and the Company's stockholders by providing them with an opportunity to earn stock options and other stock based awards and cash incentives.

2.       ADMINISTRATION. The Plan will be administered by a committee (the
         --------------
         "COMMITTEE") of the Kellwood Board of Directors (the "BOARD"), consisting of two or more directors as the Board may designate from time to time, each of whom shall satisfy applicable requirements, including those which:

             a. the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b 3 or its successor under the Securities Exchange Act of 1934 (the "EXCHANGE ACT");

             b. the New York Stock Exchange may establish pursuant to its rule-making authority; and

             c. the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE").

         Initially, and until changed by the Board, the Compensation Committee of the Board shall be the Committee. The Committee shall have full and final authority to construe and interpret the Plan and any awards or benefits granted thereunder, to establish, amend and supplement rules for Plan administration, to designate participants, to determine the type(s) of awards to be made to a participant, to change the terms and conditions of awards at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of Kellwood and its stockholders and in accordance with the purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of the majority of its members present at a meeting of which a quorum is present shall be an act of the Committee. Any determination of the Committee under the Plan may be made without notice or meeting, if all of the Committee members consent thereto in writing or by electronic transmission. No member of the Board or the Committee or any authorized officer shall be liable for any action or determination made in good faith with respect to the Plan or any award.

3.       PARTICIPANTS. Participants may consist of all officers and other
         ------------
         key employees of Kellwood and its subsidiaries. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Kellwood shall be a subsidiary for purposes of this Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive an award in any other year or to receive the same type or amount of benefit or award as granted to the participant in any other year or as granted to any other participant in any year. The Committee may consider any and all factors that it deems relevant in selecting participants and in

                                     38


         determining the type and amount of their respective awards, as well as the terms and conditions thereof.

4.       SHARES AVAILABLE UNDER THE PLAN. There is hereby reserved for
         -------------------------------
         issuance under the Plan 1,251,337 shares of Kellwood Common Stock, par value $.01 per share ("Common Stock"), which are the shares remaining available for issuance under the Company's 1995 Omnibus Incentive Stock Plan . If there is a lapse, expiration, termination or cancellation of any Stock Option issued under this Plan or if shares of Common Stock issued under this Plan are reacquired by Kellwood, the shares subject to those options and the reacquired shares shall be added to the shares available for awards under this Plan. Shares covered by an award granted under the Plan shall not be counted as used, unless and until they are actually issued and delivered, pursuant to the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued upon exercise of the right. Any shares of Common Stock exchanged by an optionee as full or partial payment to Kellwood of the exercise price under any Stock Option exercised under the Plan, any shares of Common Stock retained by Kellwood pursuant to a participant's tax withholding election, and any shares covered by an award which is settled in cash shall be added to the shares available for awards under the Plan. All shares of Common Stock issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Kellwood. Under the Plan, no participant may receive in any calendar year (i) Stock Options relating to more than 300,000 shares, (ii) Stock Appreciation Rights relating to more than 300,000 shares, (iii) Restricted Stock or Restricted Stock Units relating to more than 100,000 shares, or (iv) Performance Stock relating to more than 100,000 shares. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 15 hereof. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding anything else contained in this Section 4, the total number of shares that may be issued under the Plan for awards other than Stock Options or Stock Appreciation Rights shall not exceed a total of 600,000 shares (subject to adjustment in accordance with Section 15 hereof). When calculating the 600,000 share maximum, the number of shares added as available for awards under the Plan by reason of being (a) shares exchanged in payment of the option exercise price, (b) shares retained pursuant to a tax withholding election, (c) shares that would have been required but for the settlement of a stock appreciation right in cash, and (d) shares reacquired by Kellwood, will all be included.

5.       TYPES OF AWARDS. Awards under the Plan may consist of Stock
         ---------------
         Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Cash Awards, and Other Stock or Cash Awards, all as described below.

6.       STOCK OPTIONS. Stock Options may be granted to participants at any
         -------------
         time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The exercise price for each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that the options shall vest ratably over a minimum period of three years and that no option shall be exercisable later than the tenth anniversary of its grant. Upon exercise of any option, the exercise price shall be payable to Kellwood in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares (held for at least six months or purchased on the open market if the Company is accounting for Stock Options using APB Opinion 25) having a fair market value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Kellwood the amount of sale proceeds from the

                                     39


         option shares or loan proceeds to pay the exercise price and any withholding taxes due to Kellwood, and (d) such other methods of payment as the Committee, in its sole discretion, deems appropriate. In no event shall the Committee permit repricing of an option or cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the exercise price of an outstanding option.

7.       STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARS") may
         -------------------------
         be granted to participants at any time as determined by the Committee. A SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee, in its sole discretion, may substitute SARs which can be settled only in stock for outstanding Stock Options, at any time when the Company is subject to Fair Value Accounting in accordance with Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 123. The grant price of a tandem or substitute SAR shall be equal to the exercise price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of Kellwood's Common Stock on the date of its grant. A SAR may be exercised upon such terms and conditions and for the term as the Committee, in its sole discretion, determines; provided, however, that the term shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a SAR, the participant shall be entitled to receive payment from Kellwood in an amount determined by multiplying the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, as determined by the Committee at the time of grant, except in the case of a substitute SAR which payment may be made only in stock. In no event shall the Committee permit repricing of a SAR or cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SAR.

8.       RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted Stock
         -------------------------------------------
         consists of Common Stock which may be awarded or sold to participants by the Committee. Restricted Stock Units provide participants the right to receive shares at a future date after vesting. Restricted Stock and Restricted Stock Units shall be subject to a minimum one year vesting requirement and such other restrictions, terms and conditions as the Committee, in its sole discretion, determines, including, without limitation, any of the following:

             a. a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

             b. a requirement that the holder forfeit (or in the case of shares or units sold to the participant resell to Kellwood at cost) such shares or units in the event of termination of employment during the period of restriction; or

             c. the attainment of performance goals described in Section 13 hereof.

         All restrictions shall expire at such times as the Committee shall specify. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, pledged, assigned, encumbered or otherwise disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee.

9.       PERFORMANCE STOCK. The Committee shall designate the participants
         -----------------
         to whom shares designated as performance stock ("PERFORMANCE STOCK") are to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such

                                     40


         award. Each award of Performance Stock shall entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee.

         Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee, in its sole discretion, shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is or may become a "covered employee" within the meaning of
         Section 162(m) of the Code ("Covered Employee"). The Committee, in its discretion, may make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

10.      PERFORMANCE CASH AWARDS. The Committee shall designate the
         -----------------------
         participants to whom cash incentives based on performance ("PERFORMANCE CASH AWARDS") are to be awarded and determine the amount of the award and the terms and conditions of each award. Each Performance Cash Award shall entitle the participant to a cash payment upon the attainment of performance goals and other terms and conditions specified by the Committee.

         Notwithstanding the satisfaction of any performance goals and other terms and conditions, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $4,000,000. The Committee, in its sole discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.

11.      OTHER STOCK OR CASH AWARDS. In addition to the incentives described
         --------------------------
         in Sections 6 through 10 above, the Committee may grant other incentives payable in Common Stock or cash under the Plan as it determines to be in the best interests of Kellwood and subject to such other terms and conditions as it deems appropriate; provided, however, that any such incentive payable in Common Stock shall require a minimum one year vesting period.

12.      TERMINATION OF EMPLOYMENT. Except as otherwise expressly provided
         -------------------------
         in Section 14 related to a Change in Control, or by the terms of an award, upon any termination of employment by reason of one of the following events the participant's rights with respect to any outstanding unearned awards granted hereunder shall be modified as specified: (a) Death. The attainment of the performance goal shall be determined by reference to actual Company performance through the end of the month preceding death extrapolated over the uncompleted portion of the performance period. The award amount shall be prorated by comparing the period from the beginning of each performance period through the end of the month preceding death versus each total performance period. Any award earned in this fashion shall be paid within six months of death. The participant's executor or administrator shall have the right to exercise any Stock Option or SAR for up to one year after the participant's death (but not beyond the stated duration of the award). (b) Total Permanent Disability or Retirement. Retirement shall be defined as the termination of a participant's employment when the participant is either (i) 65 years of age or older, or
         (ii) at least 55 years of age and has completed at least 15 years of continuous employment with the Company. The attainment of the performance goal shall be determined by reference to actual Company performance through the end of the month preceding termination extrapolated over the uncompleted portion of the performance period. The award amount shall be prorated by

                                     41

         comparing the period from the beginning of each performance period through the end of the month preceding the termination versus each total performance period. Any award earned in this fashion shall be paid within 60 days of the termination. The participant shall have the right to exercise any Stock Option or SAR within the terms of the award. (c) Involuntary Termination (with or without cause) not covered by 12 (a), (b), (d) and Voluntary Resignation. No award shall be paid and any existing and exercisable Stock Options and SARs may be exercised within three (3) months of termination, but not thereafter and then only within the terms of the award. (d) Termination resulting from sale of a division or other part of the Company at a price equal to or greater than $10 million, or the outsourcing of a function of a division or department of the Company. The attainment of the performance goal shall be determined by reference to actual Company performance through the end of the month preceding the termination extrapolated over the uncompleted portion of the performance period. The award amount shall be prorated by comparing the period from the beginning of each performance period through the end of the month the termination occurred versus each total performance period. Any award earned in this fashion shall be paid within 60 days of the termination. The Committee in its sole discretion may accelerate the vesting and exercisability of all Stock Options and SARs and the participant shall be entitled to exercise them at any time within three (3) months after termination of employment, but not thereafter. Notwithstanding the foregoing, the effect of the termination of a participant's employment on any award may be determined by the Committee, in its sole discretion, at the time of the grant of the award. Nothing in the Plan or in any award shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any subsidiary to terminate employment at any time. Leaves of absence for military service, illness and transfers of employment between the Company and any subsidiary shall not constitute a termination of employment for these purposes.

13.      PERFORMANCE GOALS. Awards of Restricted Stock, Restricted Stock
         -----------------
         Units, Performance Stock, Performance Cash Awards and other awards under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; net profit; net sales; revenue or income growth; price of Kellwood Common Stock; return on assets or equity; market share; total return to stockholders or other measures related to margin improvement, sales growth and capital management ("PERFORMANCE CRITERIA"). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company for a period to be determined by the Committee and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude Special Items. "Special Items" are those recognized as such under generally accepted accounting principles, as applied by Kellwood, and shall include
         (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, or (iii) the effect of a merger or acquisition. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of the award which is consistently applied and identified in the audited financial statements, including footnotes or the Management Discussion and Analysis section of the Company's annual report. However, the Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal.

14.      CHANGE IN CONTROL. Except as otherwise determined by the Committee
         -----------------
         at the time of grant of an award, upon a Change in Control of Kellwood, all outstanding Stock Options and SARs shall become vested and exercisable within the terms of their grant; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all performance goals shall be deemed achieved through

                                     42


         the end of the current fiscal year at the greater of (a) target opportunity levels or (b) based upon actual performance through the effective date of a Change in Control extrapolated over the performance periods; and all other terms and conditions met; all Performance Stock shall be delivered; all Performance Cash Awards and Restricted Stock Units shall be paid out as promptly as practicable; and all other awards shall be delivered or paid.

         A "CHANGE IN CONTROL" of the Company shall occur if (i) any "PERSON" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or an employee benefit plan sponsored by the Company, becomes the "BENEFICIAL OWNER" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at elections of directors (other than an acquisition of such securities directly from the Company), (ii) during any period of two consecutive years individuals who at the beginning of the two-year period were members of the Board cease for any reason to constitute at least a majority of the Board, (iii) there shall be consummated (A) any consolidation, merger or reorganization of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a consolidation, merger or reorganization of the Company in which the holders of capital stock of all classes of the Company (including Common Stock) immediately prior to the transaction have, directly or indirectly, an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any such transaction with entities in which the holders of the Company's then outstanding capital stock of all classes, directly or indirectly, have an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of such entities immediately after the transaction, or (iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

15.      ADJUSTMENT PROVISIONS.
         ---------------------

             a. In the event of any change affecting the shares of Common Stock by reason of stock dividend, extraordinary dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, disaffiliation of a subsidiary or similar event, the Committee, in its sole discretion, may make such adjustments (if any) as it deems appropriate and equitable to outstanding awards to reflect such event, including (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan, the maximum number of shares which may be made subject to an award in any calendar year and in the number, class and exercise price or other price of shares subject to the outstanding awards granted under the Plan; (2) the substitution of other property (including other securities) for the Common Stock covered by outstanding awards; and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new awards, of awards held by participants employed by the affected subsidiary by the entity that controls the subsidiary following the disaffiliation.

             b. In the event of any merger, consolidation or reorganization of Kellwood with or into another corporation or entity which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee, in its sole discretion, for each share of Common Stock then subject to an

                                     43

                  award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock of Kellwood will be entitled pursuant to the transaction.

16.      SUBSTITUTION AND ASSUMPTION OF AWARDS. The Committee may authorize
         -------------------------------------
         the issuance of awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of Kellwood or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization (other than a Change in Control), upon such terms and conditions as the Committee, in its sole discretion, may deem appropriate.

17.      NONTRANSFERABILITY. Awards granted under the Plan shall not be
         ------------------
         transferable otherwise than by will or the laws of descent and distribution. Stock Options and SARs shall be exercisable during the participant's lifetime only by the participant or, in the event of disability, by the participant's personal representative. In the event of the death of a participant, exercise of any award or payment with respect to any award shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the award shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transfer of Stock Options and SARs by participants, on a general or specific basis, to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

18.      TAXES. Kellwood shall be entitled to withhold the amount of any tax
         -----
         attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and Kellwood may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have Kellwood withhold shares of Common Stock, having a fair market value equal to the minimum amount required to be withheld.

19.      DURATION, AMENDMENT AND TERMINATION. No award shall be granted more
         -----------------------------------
         than ten years after the date of adoption of this Plan by the Board; provided, however, that the terms and conditions applicable to any award granted on or before such date may thereafter be amended or modified by mutual agreement between Kellwood and the participant, or such other person as may then have an interest therein. The Board may at any time and from time to time, amend, suspend or terminate the Plan; provided, however, that no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant's consent. No material amendment of the Plan shall be made without stockholder approval.

20.      FAIR MARKET VALUE. The fair market value of Kellwood's Common Stock
         -----------------
         at any time shall be determined by the Committee using either the closing price or the average of the high and low prices of the Company's Common Stock as reflected on the New York Stock Exchange for the trading date on or immediately preceding the date of determination.

21.      OTHER PROVISIONS.
         ----------------

             a. Any award under the Plan may be subject to other provisions (whether or not applicable to awards granted to any other participant) as the Committee, in its sole discretion, determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the

                                     44

                  participant's employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of awards, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of an award for such period and upon such terms as the Committee shall determine.

             b. In the event any award is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee, in its sole discretion, may amend, modify and supplement the provisions of the Plan or the award as they pertain to such individuals to recognize and comply with applicable law, regulation, tax policy, accounting rule or local custom and to meet the purposes of the Plan. The Committee, in its sole discretion, may establish one or more sub plans to reflect such amended, modified or supplemented provisions.

             c. The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company's books of account.

22.      GOVERNING LAW. The Plan and any actions taken in connection
         -------------
         herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

23.      STOCKHOLDER APPROVAL. The Plan was adopted by the Board on December 2,
         --------------------
         2004, subject to stockholder approval.

                                     45

APPENDIX B
----------

                              KELLWOOD COMPANY

                 2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1.       PURPOSE. The purpose of the Kellwood Company 2005 Stock Plan for
         -------
         Non-Employee Directors (the "PLAN") is to encourage directors who are not officers or full-time employees of Kellwood Company, a Delaware corporation ("KELLWOOD" or the "COMPANY"), or any of its subsidiaries ("NON-EMPLOYEE DIRECTORS") to become stockholders in the Company thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the stockholders of the Company more effectively and to encourage them to continue serving as directors.

2.       ADMINISTRATION. The Plan will be administered by the same committee
         --------------
         (the "Committee") of the Kellwood Board of Directors (the "Board") which administers the Company's Long-Term Incentive Plan of 2005 or its successor plan. The Board shall determine the amount of Non-Employee Director compensation to be subject to this Plan, designate participants and determine the type(s) of grants to be made to a participant. The Committee shall administer the Plan and in connection therewith shall have full and final authority to construe and interpret the Plan and any grants thereunder, to establish, amend and supplement rules for Plan administration, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of Kellwood and its stockholders and in accordance with the purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of the majority of its members present at a meeting of which a quorum is present shall be an act of the Committee. Any determination of the Committee under the Plan may be made without notice or meeting, if all of the Committee members consent thereto in writing or by electronic transmission. No member of the Board or the Committee or any authorized officer shall be liable for any action or determination made in good faith with respect to the Plan or any grant.

3.       SHARES AVAILABLE UNDER THE PLAN. There is hereby reserved for
         -------------------------------
         issuance under the Plan 215,650 shares of Kellwood Common Stock, par value $.01 per share ("COMMON STOCK"), consisting of 115,650 shares remaining available for issuance under the Company's 1995 Stock Option Plan for Non-Employee Directors, as amended (the "1995 PLAN") plus an additional 100,000 shares. No further shares shall be issued under the 1995 Plan following stockholder approval of this Plan. If there is a lapse, expiration, termination or cancellation of any option or award granted under this Plan or if shares of Common Stock are issued under this Plan and thereafter reacquired by the Company, the shares subject to those options or awards and the reacquired shares shall be added to the shares available for issuance under this Plan. Any shares of Common Stock exchanged by an optionee as full or partial payment to Kellwood of the exercise price under any Stock Option exercised under the Plan shall be added to the shares available under the Plan. Common Stock issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Kellwood. The shares reserved for issuance shall be subject to adjustment in accordance with Section 10 hereof.

4.       TYPES OF AWARDS. Awards under the Plan shall be made only in
         ---------------
         satisfaction of part or all of the retainers, meeting fees or other compensation otherwise earned by Non-Employee Directors, and may consist of Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards and Deferred Stock Units, all as described below. Any grant under the Plan may be subject to other

                                     46

         provisions (whether or not applicable to grants to any other participant) as the Committee, in its sole discretion, determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant's continued service as a director, or provisions permitting the deferral of the receipt of a grant for such period and upon such terms as the Committee shall determine.

5.       STOCK OPTIONS. Stock Options may be granted to participants at any
         -------------
         time as determined by the Committee. The exercise price for each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that the options shall vest over a minimum period of one year and that no option shall be exercisable later than the tenth anniversary of its grant. Upon exercise of any option, the exercise price shall be payable to Kellwood in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares (held for at least six months or purchased on the open market, if the Company is accounting for Stock Options using APB Opinion 25) having a fair market value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Kellwood the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price to Kellwood, and (d) such other methods of payment as the Committee, in its sole discretion, deems appropriate. In no event shall the Committee permit repricing of an option or cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the exercise price of an outstanding option.

         Stock Options shall be exercisable during the participant's lifetime only by the participant or, in the event of disability, by the participant's personal representative. In the event of the death of a participant, exercise of any Stock Option shall be made only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transfer of Stock Options by participants, on a general or specific basis, to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

6.       RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted Stock
         -------------------------------------------
         consists of Common Stock which may be awarded or sold to participants by the Committee. Restricted Stock Units provide participants the right to receive shares at a future date after vesting. Restricted Stock and Restricted Stock Units shall be subject to such restrictions and other terms and conditions as the Committee, in its sole discretion, determines, including any of the following:

             a. a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

             b. a requirement that the holder forfeit such shares or units in the event of termination of service as a director during the period of restriction.

7.       STOCK AWARDS. In addition to the grants described in Sections 4
         ------------
         through 6 above, the Committee may grant Common Stock, including Deferred Stock Units, under this Plan, subject to such other terms and conditions as it deems appropriate.

                                     47

8.       ELECTION AS TO THE FORM OF PAYMENT. Each participant shall have the
         ----------------------------------
         right to elect to have all or a portion of compensation that is payable in Common Stock to be paid in Deferred Stock Units. Each participant shall also have the right to elect to have all or a portion of compensation that is payable in cash to be paid in Common Stock or Deferred Stock Units or a combination thereof. Any such election (a) shall be in writing, (b) with respect to Common Stock compensation, shall specify the number of shares to be paid in Deferred Stock Units, (c) with respect to cash compensation, shall specify a percentage or dollar amount to be paid in Common Stock or Deferred Stock Units, or both, (d) shall be made prior to the commencement of the applicable period of service and (e) shall become effective on the date of receipt by the Company. Any such election shall continue in effect until a written election to revoke or change the election is received by the Company.

9.       DEFERRED STOCK UNITS. Each Deferred Stock Unit shall represent an
         --------------------
         obligation of the Company to issue a share of Common Stock to a participant upon the participant's cessation of service as a director for whatever reason, including disability or death.

         If the Company pays a cash dividend with respect to the Common Stock at any time while Deferred Stock Units are credited to a participant's account, there shall be credited to the participant's account additional Deferred Stock Units equal to (A) the cash dividend the participant would have received had he or she been the actual owner of shares of Common Stock equal to the number of Deferred Stock Units then credited to the participant's account, divided by (B) the Fair Market Value of one share of Common Stock on the dividend payment date.

         The Company's obligation with respect to Deferred Stock Units shall not be funded or secured in any manner, nor shall a participant's right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.

         A participant shall not be entitled to any voting or other stockholder rights as a result of the credit of Deferred Stock Units to the participant's account until certificates representing shares of Common Stock are delivered to the participant (or his or her designated beneficiary or estate) hereunder.

         If a participant elects to receive Deferred Stock Units, there shall be issued to such Director promptly upon the participant's cessation of service as a Director, a number of shares of Common Stock equal to the whole number of Deferred Stock Units then credited to the participant's account. Any fractional Deferred Stock Units will be paid to the participant in cash based upon the Fair Market Value of a corresponding fractional share of Common Stock.

10.      ADJUSTMENT PROVISIONS. In the event of any change affecting the
         ---------------------
         shares of Common Stock by reason of stock dividend, extraordinary dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, disaffiliation of a subsidiary or similar event, the Committee , in its sole discretion, may make such adjustments (if any) as it deems appropriate and equitable to outstanding awards to reflect such event, including (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and exercise price or other price of shares subject to the outstanding awards granted under the Plan; and (2) the substitution of other property (including other securities) for the Common Stock covered by outstanding awards.

         In the event of any merger, consolidation or reorganization of Kellwood with or into another corporation or entity which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee, in its sole discretion, for


                                     48


         each share of Common Stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock of Kellwood will be entitled pursuant to the transaction.

11.      DURATION, AMENDMENT AND TERMINATION. No award shall be granted more
         -----------------------------------
         than ten years after the date of adoption of this Plan by the Board; provided, however, that the terms and conditions applicable to any award granted on or before such date may thereafter be amended or modified by mutual agreement between Kellwood and the participant. The Board may at any time and from time to time, amend, suspend or terminate the Plan; provided, however, that no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant's consent. No material amendment of the Plan shall be made without stockholder approval.

12.      FAIR MARKET VALUE. The fair market value of Kellwood's Common Stock
         -----------------
         at any time shall be determined by the Committee using either the closing price or the average of the high and low prices of the Company's Common Stock as reflected on the New York Stock Exchange for the trading date on or immediately preceding the date of determination.

13.      GOVERNING LAW. The Plan and any actions taken in connection
         -------------
         herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

14.      STOCKHOLDER APPROVAL. This Plan was adopted by the Board on March
         --------------------
         10, 2005, subject to stockholder approval.

                                     49


APPENDIX C
----------

                              KELLWOOD COMPANY

                     AUDIT COMMITTEE CHARTER, AS AMENDED

PURPOSE

         The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, auditing, and reporting practices of the Company, the quality and integrity of the financial reports of the Company released to the shareholders, the public or any governmental body, as well as determining that both management and the auditors are properly discharging their financial statement responsibilities and that the systems of controls which management has established effectively safeguard the assets, real and intangible, of the Company.

         The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors (a registered public accounting firm). The Audit Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors.

RELATIONSHIP TO BOARD OF DIRECTORS

         The Corporate Governance Committee shall appoint the committee members and chairman subject to the approval of the Board of Directors. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial literacy requirements. The members of the Audit Committee shall serve until their successors are appointed and qualify. Compensation for Director activities is the only compensation that an Audit Committee member may receive from the Company.

         Except as expressly provided in this charter or the bylaws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the New York Stock Exchange, the Audit Committee shall fix its own rules of procedure.

COMPOSITION

         The Audit Committee will be composed of at least three members of the Board of Directors, all of whom are independent as determined in accordance with the New York Stock Exchange Listing Standards and the Sarbanes-Oxley Act of 2002 ("Sarbox"). All members must be financially literate and at least one member must be a "financial expert" pursuant to
Section 407 of Sarbox. No Committee member may serve on the audit committee of more than two other public companies without Board approval.

MEETINGS

         The Audit Committee shall meet at least four times annually and at such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent auditors or the Director of Internal Audit. In addition, the Committee will communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings

                                     50


based upon the auditors' review procedures. It will periodically meet separately with management, with internal auditors and with independent auditors. It will also periodically meet in executive session.

RESPONSIBILITIES AND DUTIES

         The Audit Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

         The Audit Committee shall have the sole authority to:

     - Appoint or replace the independent auditors (subject, if applicable, to shareholder ratification), and approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. It should be clear that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company shareholders. The Audit Committee shall be directly responsible for the oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.

     - Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

     - Provide an open avenue of communication between the independent auditors, internal auditor, management and the Board of Directors. The Committee is empowered to resolve any disagreements between management and the auditors regarding financial reporting.

     - Retain special independent legal, accounting or other consultants to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities.

     - Request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

         The Audit Committee shall consult with management but shall not delegate these responsibilities.

         To fulfill its responsibilities and duties the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Audit Committee. Those tasks include, but are not limited to:

FINANCIAL STATEMENTS

1) Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

         a) Complex or unusual transactions and highly judgmental areas.

         b) Major issues regarding accounting principles and financial statement presentations such as any significant changes in the Company's selection or application of accounting principles.

         c) The reasoning for and appropriateness of the accounting principles and disclosure practices adopted by management as regards new transactions and events.

                                     51


         d) Fairness of the presentation in the financial statements of the financial position and operating results, including the adequacy of disclosures made by management.

         e) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

         f) Any accounting adjustments that were noted or proposed by the independent auditors but were passed (as immaterial or otherwise).

2) Review analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3) Discuss with management and the independent auditors any problems, difficulties, or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors' activities or on access to requested information and management's response thereto.

4) Meet, in person or by conference call, with senior management and the independent auditors after their quarterly review or annual audit and prior to each filing of the Company's Form 10-Q or Form 10-K to review and discuss:

         a) The Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures.

         b) The matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 61, including the results of the registered independent auditors' reviews of the quarterly financial statements to the extent applicable, significant adjustments or transactions, management judgments and accounting estimates, significant new accounting policies.

         c) Disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under Sarbox and the rules promulgated there under, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

         d) Review earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance (either generally or on a case-by-case basis) provided to analysts and rating agencies.

         e) Recommend to the full board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

INTERNAL AUDIT

5) Review with management and the Director of Internal Audit, and approve, the charter, plans, activities, staffing, and organizational structure of the internal audit function, including:

         a)   Level of internal audit costs.

         b) Coordination of audit effort with the independent auditors to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

                                     52


6) Meet with the internal auditor on an ongoing basis and review the audit department's findings at the end of the year to evaluate:

         a)   The adequacy of the internal controls of the Company.

         b) The appropriateness and timeliness of the disposition of recommendations for improvements in internal controls made by the internal auditors.

         c) Review any changes required in the audit department's originally contemplated audit plan.

7) Determine that there are no unjustified restrictions or limitations to the internal auditors' activities.

INDEPENDENT AUDIT

8)       Review the independent audit scope and approach, including:

         a)   The level of independent audit costs.

         b) The coordination of audit effort with the internal auditors to assure completeness of coverage, reduction of redundant efforts, and the effective use of resources.

         c) The summary risk assessment and control evaluation for the Company, as well as how the audit plan will be developed/adjusted to address the documented environment.

9) Evaluate the auditor's qualifications, performance and independence. In performing this review, the Committee will:

         a) Obtain and review a formal written statement from the independent auditors at least annually regarding:

              i)       The independent auditors' internal
                       quality-control procedures.

              ii) Any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm.

              iii)     Any steps taken to deal with any such issues.

              iv) All relationships between the independent auditors and the Company.

         b) Take into account the opinions of management and internal audit.

         c) Review and evaluate the lead partner of the independent auditors.

10) Determine that there are no unjustified restrictions or limitations to the independent auditors' activities.

11) Discuss the independent auditors' views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

12)      Discuss the independent auditors' evaluation of:

         a) The fairness of the presentation in the financial statements of the financial position and operating results, including the adequacy of disclosures made by management.

                                     53


         b) The quality and acceptability of the recordkeeping, accounting and financial policies and procedures of the Company.

         c) The internal audit department and its audit plan, responsibilities, budget, staffing, and effectiveness in meeting its assigned responsibilities.

13) Review any reports of the independent auditors mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and Sections 204/404 of Sarbox related to:

         a) Illegal acts that would have a material effect in the financial statements.

         b)   Critical accounting policies and practices to be used.

         c)   Certification of effectiveness of internal controls.

         d) Alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors.

         e) Other material written communications between the auditor and management.

14) Discuss with the independent auditors any significant communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

15) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account (recognizing that Sarbox does not permit the CEO, Controller, CFO or Chief Accounting Officer to have participated in the Company's audit as an employee of the independent auditors during the preceding one-year period).

16) Determine that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years as required by Sarbox, and further consider rotation of the independent audit firm itself.

17) Present its conclusions with respect to the independent auditors to the Board.

COMPLIANCE

18) Review and discuss any management letter provided by the internal auditors and independent auditors, and the Company's response to that letter.

19) Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20) Discuss with the Company's general counsel all pending and current litigation, as well as any regulatory matters that may have a material impact on the Company's financial statements or its compliance and reporting policies.

21)      Review the Company's conflict of interest and ethics program.

22)      Review the Company's Contractor Compliance Program.

                                     54


REPORTING RESPONSIBILITIES

23) Regularly report to the Board about committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

24) State within the annual proxy statement whether the Company's Audit Committee adopted a written charter and, if so, include a copy at least every three years. In addition, prepare the Report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the annual proxy statement that names the Committee members, the name of the designated financial expert and states whether the Committee:

         a) Reviewed and discussed the audited financial statements with management.

         b) Discussed with the auditors matters of the types described in SAS No. 61.

         c) Received the written disclosures from the auditors required by Independent Standards Board No. 1, and discussed with the auditors their independence.

25) Review any other reports the Company issues that relate to committee responsibilities.

OTHER RESPONSIBILITIES

26) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

27) Perform such other functions as assigned to the Committee by law, the Company's charter or bylaws, or by the Board of Directors of the Company and/or the Chairman of the Board of Directors.

28) Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. Determine the charter is published as required by law or regulation.

29) Confirm annually that all responsibilities outlined in this charter have been carried out.

30)      Review annually the Committee's own performance.

                                     55


                      ANNUAL MEETING OF SHAREOWNERS OF

                              KELLWOOD COMPANY

                                JUNE 2, 2005



                         Please date, sign and mail
                           your proxy card in the
                         envelope provided as soon
                                as possible.





   Please detach along perforated line and mail in the envelope provided.


------------------------------------------------------------------------------
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEMS 1, 2, AND 3,
                           AND "AGAINST" ITEM 4.
      PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
        PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/
------------------------------------------------------------------------------

   DIRECTORS RECOMMEND A VOTE FOR:
1. Election of Directors:

                                   NOMINEES:

/ / FOR ALL NOMINEES               / / R. Baer
                                   / / K. Dickerson
/ / WITHHOLD AUTHORITY             / / J. Hunter
    FOR ALL NOMINEES               / / L. Katzen
                                   / / J. Page
/ / FOR ALL EXCEPT                 / / H. Weinberg
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ----------- "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /X/



-------------------------------------------------------------------------------




-------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that     / /
changes to the registered name(s) on the account may not be submitted via this method.
-------------------------------------------------------------------------------

   DIRECTORS RECOMMEND A VOTE FOR:                      FOR   AGAINST   ABSTAIN
2. Approve the Long-Term Incentive Plan of 2005.        / /     / /       / /

   DIRECTORS RECOMMEND A VOTE FOR:
3. Approve the 2005 Stock Plan for Non-Employee         / /     / /       / /
   Directors.

   DIRECTORS RECOMMEND A VOTE AGAINST:
4. Shareowner Proposal.                                 / /     / /       / /

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.




                        -------------------------------          -------------
Signature of Shareowner                                     Date:
                        -------------------------------          -------------


                        -------------------------------          -------------
Signature of Shareowner                                     Date:
                        -------------------------------          -------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.




                              KELLWOOD COMPANY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            FOR THE ANNUAL MEETING OF SHAREOWNERS - JUNE 2, 2005

     HAL J. UPBIN, THOMAS H. POLLIHAN, and each of them, are hereby appointed proxies of the Shareowner(s) signing the reverse side hereof, with power of substitution acting by a majority of the proxies present and voting, or if only one proxy is present and voting then acting by that one, to vote the shares of Kellwood Company common stock which the Shareowner(s) is (are) entitled to vote, at the ANNUAL MEETING OF SHAREOWNERS to be held at 600 Kellwood Parkway, St. Louis, Missouri on June 2, 2005 at 9:00 A.M., and at any adjournment thereof, with all the powers the signing Shareowners would possess if present. The proxies are instructed to vote as specified on the REVERSE SIDE.

Election of Directors: FOR the maximum number of nominees listed below (except as indicated on the reverse side) who (as selected by the Proxies in their discretion) may be elected pursuant to cumulative voting: R. Baer,
K. Dickerson, J. Hunter, L. Katzen, J. Page, H. Weinberg.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREOWNER(S), BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND ALL OTHER MANAGEMENT PROPOSALS AND AGAINST THE SHAREOWNER PROPOSAL, ALL AS SET FORTH IN THE NOTICE OF ANNUAL MEETING DATED APRIL 22, 2005, AND THE ACCOMPANYING PROXY STATEMENT. DISCRETION WILL BE USED WITH RESPECT TO VOTING ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                                   APPENDIX


     Page 23 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.